Exhibit 99(b)(1)

September 21, 2004

CONFIDENTIAL

Cerberus Capital Management, L.P.
Blackacre Institutional Capital Management, LLC
299 Park Avenue, New York, N.Y. 10171

Attention: Lenard Tessler, Senior Managing Director
Ron Kravit, Senior Managing Director

LNR Property Corporation Facilities

Ladies and Gentlemen:

You have advised Deutsche Bank AG (“DBAG”), Deutsche Bank Securities Inc. (“DBSI”) and Goldman Sachs Mortgage Company (“GSMC”) that Riley Property Holdings LLC, a newly formed Delaware limited liability company (“Holdco”), formed by affiliates of Cerberus Capital Management, L.P. and Blackacre Institutional Capital Management LLP (collectively, “Sponsor or you”) proposes to acquire (the “Acquisition”) LNR Property Corporation (the “Borrower”) and certain related entities referred to in the Merger Agreement or otherwise reasonably acceptable to the Initial Lenders (collectively, the “Acquired Business”) pursuant to a Plan and Agreement of Merger, dated as of August 29, 2004, among Holdco, Riley Acquisition Sub Corp., a Delaware corporation (“Opco”), and the Borrower (the “Merger Agreement”).  All references to “dollars” or “$” in this agreement and the attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars.  All obligations of the Sponsor under this Commitment Letter and the Fee Letters referred to below shall be joint and several.

DBAG and GSMC are pleased to provide you, either directly or through one or more of its affiliates (DBAG and its affiliates “DB,” GSMC and its affiliates “Goldman,” and DB and Goldman, collectively the “Initial Lenders” or “we” or “us”), with our several (and not joint) financing commitments (“each a Commitment”, and collectively, the “Commitments”) with respect to (a) a three-year (subject to extensions as provided in the Term Sheet attached hereto as Exhibit A referenced below) revolving and term credit facility (the “Loan Facility”) in an aggregate amount of up to $2,350,000,000 (the “Facility Amount”), (b) a three-year repurchase facility in the aggregate amount of up to $600,000,000 (the “Repurchase Facility”), and (c) a CDO Note purchase facility in the aggregate amount of up to $720,000,000 (the “CDO

Facility”, and collectively with the Loan Facility and the Repurchase Facility, the “Facilities”), in each case subject to (i) Sponsor’s acceptance of this Commitment Letter; and (ii) satisfaction of the terms and conditions set forth in the Term Sheets attached hereto as Exhibits A, B and C and incorporated herein by reference, and the additional terms and conditions otherwise set forth herein.  In connection with the Facilities, DBSI and Goldman are pleased to act as joint lead arrangers and joint book running managers (the “Arrangers”), and in connection with the Loan Facility, Goldman is pleased to act as syndication agent (“Syndication Agent”) and DB is pleased to act as administrative agent (the “Agent”).

Subject to the concurrent closing of each Commitment and the satisfaction of the conditions contained herein and in the attached Exhibits, (i) DB commits to provide or to cause one or more of its affiliates to provide 50% of the amount of each of the Facilities (the “DB Commitment”); and (ii) Goldman commits to provide or to cause one or more of its affiliates to provide 50% of the amount of each of the Facilities (the “Goldman Commitment”), in each case on the terms and conditions referred to herein and in the attached Exhibits.  In the event either Goldman or DB (in such capacity, a “Non-Funding Lender”) fails to close under their respective Commitments (an “Unfunded Commitment”), the other Initial Lender shall have the right, but not the obligation, to assume and close such Unfunded Commitment in lieu of the Non-Funding Lender.

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Exhibits hereto.

1.          Conditions Precedent.  The DB Commitment and the agreements of DBSI to perform the services described herein may be terminated by DBSI, and the Goldman Commitment and the agreements of Goldman to perform the services described herein may be terminated by GSMC if (i) the structure, terms and conditions of the Acquisition or the equity issuance by the Borrower are changed from those described in the Commitment Letter, the Term Sheets or the Merger Agreement dated August 29, 2004 and such change is material and adverse to the Initial Lenders relative to the structure, terms and conditions of the Acquisition or the equity issuance described in such documents and taken as a whole or the Acquisition is not consummated substantially on the terms described therein, (ii) any information submitted to (a) DB, DBSI, or any of their subsidiaries or affiliates (collectively the “DB Parties”) or (b) Goldman or any of its subsidiaries or affiliates (collectively the “Goldman Parties”) by or on behalf of Sponsor, Borrower, the Acquired Business or any of their respective subsidiaries or affiliates (collectively, the “Borrower Parties”) is inaccurate, incomplete or misleading in any material respect (as reasonably determined by DB or Goldman, as applicable) relative to the information disclosed to the DB Parties or the Goldman Parties prior to the date hereof and taken

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as a whole that would reasonably be expected to have a Material Adverse Effect (as defined below); (iii) the transactions contemplated hereby (including borrowings under the Facilities) violate any law or regulation, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System; (iv) there shall be any pending or threatened litigation or other proceedings (private or governmental) that would reasonably be expected to adversely affect any of the material transactions contemplated hereby; (v) any change shall occur since May 31, 2004, or any additional information is disclosed to or discovered by DB or Goldman  (including, without limitation, information contained in any review or report required to be provided to either of them in connection herewith), that would reasonably be expected to have a Material Adverse Effect; (vi) the Senior Facilities are not rated by Moody’s and S&P; or (vii) any material condition set forth in any Exhibit is not satisfied in any material respect or any covenant or agreement in this Commitment Letter, the Exhibits or the Fee Letters is not complied with in any material respect.  As used herein, a “Material Adverse Effect” shall mean an event, change, occurrence, effect, fact, violation, development or circumstance or a group of them in aggregate, having or resulting in, or that could reasonably be expected to have or result in, a material adverse effect on (a) the ability of Borrower or the Acquired Business to duly perform its obligations hereunder or under the Merger Agreement or to consummate the transactions described herein or therein on a timely basis, (b) the business, properties, assets (both tangible and intangible), liabilities or current or future condition (financial or otherwise) of the Acquired Business, taken as a whole, or (c) the current or future consolidated results of operations of the Acquired Business, taken as a whole, compared with the consolidated results of their operations during the same period of the prior year.  Only one or more events, changes, occurrences, effects, facts, violations, developments or circumstances, individually or in the aggregate, having or resulting in, or that could reasonably be expected to have or result in, such adverse effect that exceeds, or is reasonably likely to exceed, $150,000,000 shall be deemed a “Material Adverse Effect.”

2.          Syndication and Cooperation.  The Initial Lenders may assign all or any portion of their respective Commitments with respect to the Loan Facility to additional lenders (together with the Initial Lender, the “Lenders”) and may syndicate the Loan Facility before or after Closing.  DB and Goldman (in such capacity, the “Syndicators”) will manage all aspects of the syndication, including the timing of all offers to potential Lenders and the acceptance of commitments, the amounts offered and the compensation provided, except that before the Closing, the Syndicators will consult with the Sponsor about syndication of the Loan Facility and the prior written consent (not to be unreasonably withheld) of the Sponsor or the Borrower shall be required with respect to the syndication of the Revolving Credit Facility to any Lender who is not a commercial bank, savings and loan institution, insurance company, investment or mutual fund or other entity which is an “accredited investor” (as defined in Regulation D under the

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Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses.  Subject to the immediately preceding sentence, the Syndicators and each Lender shall have the right, before and after the Closing, to sell, assign, syndicate, participate, or transfer any portion of the Loan Facility to one or more investors.  Whether prior to or after the Closing, Sponsor agrees, and agrees to use commercially reasonable efforts to cause Borrower and its subsidiaries, to take all commercially reasonable actions as the Syndicators may reasonably request to assist them in forming a syndicate reasonably acceptable to the Syndicators and the Sponsor, provided that prior to the Closing, Sponsor shall be required to use commercially reasonable efforts to cause Borrower and its subsidiaries to take such actions and after the Closing, the obligation of the Sponsor shall be terminated and of no further force or effect.  Sponsor’s and Borrower’s assistance in forming such a syndicate shall include but not be limited to: (i) making their respective senior management and representatives available to participate in informational meetings with potential Lenders at such times and places as the Syndicators may reasonably request and subject to the limitations set forth in the Merger Agreement; (ii) using commercially reasonable efforts to ensure that the syndication efforts benefit from their lending relationships; and (iii) providing the Syndicators with all information reasonably deemed necessary to achieve a Successful Syndication (as defined in the Fee Letter with respect to the Loan Facility).  Sponsor on behalf of itself and Borrower agrees that no other agents, co-agents, bookrunners or arrangers will be appointed, no other titles will be awarded, and, other than compensation for other services rendered by the DB Parties or the Goldman Parties to Sponsor or the Borrower and its subsidiaries in connection with the proposed Acquisition, including any advisory services, no compensation (other than that expressly contemplated by the Exhibits and the Fee Letters referred to below) will be paid in connection with the Loan Facility unless Sponsor and Arranger shall so agree in writing; provided that your consent shall not be required for the Initial Lenders or their affiliates to pay the compensation received by them to any or all of the Lenders to the extent you will not be obligated to make any additional payments.

The Initial Lenders agree that for the period commencing from the date of this letter until May 31, 2005, neither they nor any of their affiliates may provide financing in respect of the acquisition of all or substantially all of the Acquired Business, including, without limitation, issuing and negotiating commitment letters or term sheets (whether with substantially similar terms and conditions included in this letter or otherwise), placement agency agreements, engagement letters or other similar documentation or leading a syndicate for such financings; provided, however, that such prohibition shall terminate from and after the time that the Merger Agreement is terminated or abandoned by the Sponsor or by the Borrower (without affecting any liability accrued hereunder prior to the time of such termination), solely to the extent the termination or abandonment by the Borrower is not as a result of its receipt of a competing proposal or bid or the withdrawal by the board of directors of the Borrower of its

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recommendation to its stockholders of the Acquisition or the disapproval by the Borrower’s stockholders of the Acquisition at a meeting of such stockholders.

Subject to the third paragraph of Section 5 hereof, the Initial Lenders and each other Lender, if any, may discuss the Facilities with (x) any of our or their affiliates on a “need to know” basis or (y) any prospective Lender or participant in the Facilities, and the Initial Lenders and each other Lender, if any, may disclose to any such affiliate, prospective Lender or participant and permit any such affiliate, prospective Lender or participant, from time to time, to use for the purpose of evaluating such person’s participation in the Facilities, any and all relevant information at any time provided to any DB Party, any Goldman Party or any Lender by or on behalf of  any of the Borrower Parties, provided that such affiliate, prospective Lender or participant has agreed to keep such information confidential and such information is used solely to consummate the Facilities.  Initial Lenders shall use their commercially reasonable efforts to coordinate with potential Lenders so that information requests to the Sponsors are made exclusively through Initial Lenders and their agents and not directly by such potential Lenders.

3.          Fees.  Sponsor agrees to pay, and agrees to cause the appropriate Borrower Party to pay, the fees set forth in the separate fee letters (the “Fee Letters”) dated the date hereof with the Initial Lenders in accordance with the terms of the Fee Letters (the “Agreed Fees”).

4.          Indemnification; Expenses.  Sponsor agrees to, and agrees to cause the Borrower to, jointly and severally indemnify and hold harmless the DB Parties, the Goldman Parties and each of the other Indemnified Persons identified and as set forth in the indemnification provisions attached as Exhibit D hereto (the “Indemnification Provisions”), which is hereby made a part hereof as though fully set forth herein.

In further consideration of the issuance of this Commitment Letter, and recognizing that in connection herewith the DB Parties and the Goldman Parties are incurring substantial costs and expenses in connection with the documentation of the Commitments and the Facilities, due diligence, syndication, and underwriting with respect to the proposed Facilities, including, without limitation, fees and expenses of counsel, transportation, duplication and printing, third party consultant costs, and search fees, Sponsor agrees to pay, and agrees to use reasonable commercial efforts to cause the Borrower to pay, upon demand, such reasonable and documented costs and expenses (whether incurred before or after the date hereof), regardless of whether any loan documentation is entered into, the Closing occurs, or the transactions contemplated hereunder are consummated.

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5.          Disclosure.  Subject to the last sentence of this paragraph, Sponsor agrees that this Commitment Letter is for its confidential use only and will not be disclosed by Sponsor prior to its acceptance hereof to any person other than (a) its accountants, attorneys and other advisors, and then only on a “need to know” basis in connection with the Facilities and on a confidential basis; (b) at the request or pursuant to any requirement of any governmental authority; (c) pursuant to subpoena or other court process; (d) when required to do so in accordance with the provisions of applicable law; (e) to the extent required in connection with any litigation or proceeding to which the Sponsor or its affiliates may be a party; (f) to the extent required in connection with the exercise of any remedy hereunder; and (g) the Borrower Parties.  Following its acceptance hereof, and subject to the following sentence, Sponsor may: (i) disclose this Commitment Letter to the Borrower Parties, (ii) make public disclosure of the existence of the Commitment, (iii) file a copy of this Commitment Letter (but not the Fee Letters) in any public record in which it is required by law to be filed, (iv) make such other public disclosures of the terms and conditions hereof as Sponsor is required by law, in the opinion of its counsel, to make, and (v) make disclosures as contemplated by clauses (a) through (f) above.  Under no circumstances shall we or Sponsor issue, or allow to be issued, any press release or public disclosure regarding this Commitment Letter or the contents hereof without the prior written consent of each of the Initial Lenders and Sponsor, which consent by any party shall not be unreasonably withheld or delayed.

Sponsor represents and warrants, and agrees to use reasonable commercial efforts to cause the Borrower to represent and warrant, that:  (i) all information that has been or will hereafter be made available by or on behalf of any Borrower Party in connection with the Facilities to any of the DB Parties, the Goldman Parties, any Lender, or any potential Lender, is and will be as of the date furnished complete and correct in all material respects and does not and will not contain as of the date furnished any untrue statement of a material fact or omit to state as of the date furnished a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made; and (ii) all financial projections, if any, that have been or will be prepared by or on behalf of the Borrower Parties or any of their representatives and made available to any of the DB Parties, the Goldman Parties, any Lender, or any potential Lender, in connection with the financing contemplated hereby have been or will be prepared in good faith based upon assumptions that were believed by the preparer thereof to be reasonable at the time made.  Sponsor agrees that if any of the representations in the preceding sentence are or become incorrect in any material respect, Sponsor will supplement, and use commercially reasonable efforts to cause the Borrower to supplement, the information and projections from time to time so that the representations and warranties contained in this paragraph will be correct in all material respects.

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Each of the Initial Lenders shall, and shall cause the other DB Parties and Goldman Parties to, take commercial and reasonable precautions and exercise due care to maintain the confidentiality of information provided to it by the Sponsor and Borrower in connection with this Commitment Letter, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Initial Lender, or (ii) was or becomes available from a source other than the Sponsor or Borrower and not known to such Initial Lender to be in breach of an obligation of confidentiality to the Sponsor or Borrower in the disclosure of such information.  The foregoing shall not be deemed to restrict an Initial Lender from disclosing such information (a) at the request or pursuant to any requirement of any governmental authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of applicable law; (d) to the extent required in connection with any litigation or proceeding to which such Initial Lender or its affiliate may be a party; (e) to the extent required in connection with the exercise of any remedy hereunder or under any loan document; (f) to such Initial Lender’s independent auditors and other professional advisors; and (g) to any prospective participant or assignee in connection with a syndication, subject to the confidentiality provisions contained herein and the agreement of such participant or assignee to comply with such provisions, provided that in the case of clauses (a), (b), (c) and (d), the Lender agrees to give prior notice to Sponsor in writing in the event of any required disclosure (to the extent such notification is not prohibited by law).

6.          Expiration and Termination of Commitment.  The Commitments and the obligations of each DB Party and each Goldman Party hereunder shall: (i) expire if this Commitment Letter is not countersigned and returned to the undersigned prior to the Expiration Date and (ii) terminate if the Closing does not occur prior to May 31, 2005 (the “Termination Date”).  Sponsor’s and Borrower’s obligations under Sections 3, 4, and 5 relating to fees, indemnification, costs and expenses and confidentiality shall survive the expiration or termination of the Commitment.   The Initial Lenders and each DB Party’s and Goldman Party’s obligations under Section 5 (relating to confidentiality) shall survive the expiration or termination of the Commitments.  Notwithstanding anything herein to the contrary, upon consummation of the Acquisition, the Sponsor’s obligations (including, without limitation, the indemnification obligations set forth in Exhibit D hereto) hereunder shall terminate automatically and immediately if expressly assumed in writing by the Borrower.

7.          Miscellaneous: The following provisions shall be applicable to this Commitment Letter and to the Fee Letters.

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(a)           Reliance on Information.  In undertaking the Commitments and agreeing to provide the services hereunder, the DB Parties and the Goldman Parties are relying and will continue to rely, without independent verification thereof, on the accuracy of the information furnished to them by the Sponsor and the Borrower Parties, or on their behalf, and the representations and warranties made by the Sponsor and the Borrower Parties herein.  The DB Parties and the Goldman Parties may also rely on any publicly available information issued or authorized to be issued by the Sponsor or the Borrower Parties.  The DB Parties and the Goldman Parties have no obligation to investigate, and have not undertaken any independent investigation of, any information or materials, public or otherwise, made available by the Sponsor or the Borrower Parties.  The obligations of DB Parties and the Goldman Parties under this Commitment Letter, and of any Lender that issues a portion of the Commitments for the Loan Facility, are made solely for the benefit of Sponsor and may not be relied upon or enforced by any other person or entity.

(b)           Complete Agreement; Waivers and Other Changes to be in Writing.  This Commitment Letter, together with the Fee Letters, supersedes all previous negotiations, agreements and other understandings relating to the Facilities, including, without limitation, the commitment letters previously issued with respect to the Facilities by the DB Parties and the Goldman Parties dated August 26, 2004 and all previous agreements and discussions regarding the terms contained on the attached Exhibits.  This Commitment Letter outlines the material terms of the Facilities, but the terms and conditions to be set forth in the Loan Documents are not limited to those set forth herein or in the attached Exhibits.  Those matters that are not covered or made clear herein or in the attached Exhibits are subject to mutual agreement of the parties.  No alteration, waiver, amendment or supplement of or to this Commitment Letter or the Fee Letters shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each party hereto or thereto.

(c)           Power, Authority and Binding Effect.  Each of the parties hereto represents and warrants to each of the other parties hereto that (i) it has all requisite power and authority to enter into this Commitment Letter and the Fee Letters and (ii) each of this Commitment Letter and the Fee Letters has been duly and validly authorized by all necessary corporate, partnership or company action on the part of such party, has been duly executed and delivered by such party and constitutes a legally valid and binding agreement of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d)           Time of Essence.  Time shall be of the essence whenever and wherever a date or period of time is prescribed or referred to in this Commitment Letter.

(e)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.  The obligations of each of the parties as set forth herein shall be subject to all regulatory requirements applicable to them.

EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS COMMITMENT LETTER, THE SIDE LETTER, THE FEE LETTERS OR THE TRANSACTIONS OR THE MATTERS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER, THE SIDE LETTER, THE FEE LETTERS, THE TRANSACTIONS CONTEMPLATED BY THIS COMMITMENT LETTER, THE SIDE LETTER OR THE FEE LETTERS, OR ANY MATTERS RELATED TO THIS COMMITMENT.  IN THE EVENT OF LITIGATION, THIS LETTER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(f)            No Rights or Liability.  Neither this Commitment Letter nor the Fee Letters create, nor shall any of them be construed as creating, any rights enforceable by a person or entity not a party hereto, except as provided in the indemnification provisions. Sponsor acknowledges and agrees that none of the DB Parties, the Goldman Parties or Lenders, is, nor shall any of them be construed as, a fiduciary or agent of Sponsor, any Borrower Party or any other person and shall have no duties or liabilities to any such person’s equity holders or creditors by virtue of this Commitment Letter or the Fee Letters, all of which are hereby expressly waived.

(g)           REIT and Other Transfers.  The parties acknowledge that after the Closing, the equity interests in Delaware Securities Holdings, Inc. (the “REIT”) and certain foreign assets, including CDOs (the “Transferred Assets”), now held by the Borrower or its subsidiaries are to be transferred to Holdco or a subsidiary of Holdco (collectively, the “Transfers”).  The Loan Facility loan documents and the Repurchase Facility master repurchase

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agreement will address all aspects of the Transfers, with the understanding and agreement that the terms, conditions, and collateral applicable to the REIT and the Transferred Assets as set forth in this Commitment and the related Term Sheets will be made applicable to the REIT and the Transferred Assets (and, as appropriate, Holdco and its subsidiaries, the REIT’s subsidiaries and other holders of the Transferred Assets) upon or following the Transfers.

(h)           Counterparts.  This Commitment Letter may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Commitment Letter by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Commitment Letter.

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Please evidence Sponsor’s acceptance of the provisions of this Commitment Letter, including, without limitation, the attached Exhibits, by (i) signing the enclosed copy of this Commitment Letter; and (ii) returning the signed Commitment Letter and Fee Letters to the undersigned at or before 5:00 P.M. (New York City time) on September [      ], 2004 (the “Expiration Date”), the time at which the Commitments (if not so accepted prior thereto) will expire.

Very truly yours,

DEUTSCHE BANK AG

By:	/s/ ILLEGIBLE
Name:
Title:

By:	/s/ Brenda Cassy
Name:	Brenda Cassy
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ James Rolison
Name:	James Rolison
Title:	Director

GOLDMAN SACHS MORTGAGE COMPANY

By:	Goldman Sachs Real Estate Funding Corp., its General Partner

By:	/s/ ILLEGIBLE
Authorized Signatory

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ACCEPTED this 21st day of September, 2004

CERBERUS CAPITAL MANAGEMENT, L.P.

By:	Ronald Kravit
Name:	Ronald Kravit
Title:

BLACKACRE INSTITUTIONAL CAPITAL MANAGEMENT, LLC

By:	Ronald Kravit
Name:	Ronald Kravit
Title:

The undersigned expressly agrees to be bound by the terms and conditions of this Commitment Letter to the same extent as the Sponsor is bound hereunder and as if it were an original addressee hereof.

LNR PROPERTY CORPORATION

By:
Name:
Title:

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EXHIBIT A

LOAN FACILITY TERM SHEET

Exhibit A

Summary of Terms and Conditions

Loan Facility

Borrower:	LNR Property Corporation (the “Borrower”). 100% of the equity interests in the Borrower shall be owned indirectly by Riley Property Holdings LLC (“Holdco”).

Sponsor:	Cerberus Capital Management, L.P. and Blackacre Institutional Capital Management, LLC

Guarantors:	Any direct holding company of Borrower (“Interco”) and all domestic subsidiaries of Borrower, except as agreed by Initial Lenders.

Facility Amount:	Up to $2,350,000,000 not to exceed 8.0x 12 month trailing Consolidated EBITDA (“Facility Amount”) as of Closing. Consolidated EBITDA is as defined below.

Facility Type:

1.     $150 million revolving credit facility (“Revolving Credit Facility”).  The amount of the Revolving Credit Facility may be reduced by Borrower at any time and from time to time without premium or penalty.

2.     Term Facilities in the remaining Facility Amount (“Term Facilities” and along with the Revolving Credit Facility, the “Loan Facility”) to be fully funded in a single draw at closing, upon satisfaction of all conditions precedent.  Any amounts repaid under the Term Facilities may not be re-borrowed.

Initial Lenders, in their sole discretion, may structure the Term Facilities into two or more tranches, which may include a splitting of the Term Facilities into a senior tranche (“Senior Facilities”) and one or more mezzanine tranches (collectively, “Mezzanine Facilities” and such structure a “Mezzanine Facility Structure”).

The initial weighted average interest rate of all the Senior and Mezzanine Facilities will be as indicated under Interest Rate below.  If Initial Lenders elect, in consultation with Borrower, to pursue the Mezzanine Facility Structure, Borrower, Interco, and their affiliates shall cooperate (on a commercially reasonable basis) in achieving an Interco/Borrower organizational structure (subject to Initial Lenders using reasonable efforts not to interfere with Borrower’s tax structure), staggered maturity dates (but not earlier than three year maturity, subject to two one year extensions, and with amortization timing and amounts no sooner or greater than as set forth herein), documentation for the multiple debt facilities, including separate credit agreements, facility-specific covenants customary for the type of facility (but in the case of similar covenants contained in the Mezzanine Facility, no more onerous than any of the covenants set forth herein), and collateral allocation among such Facilities, as reasonably requested by Initial Lenders (collectively, “Facility Adjustment”), provided that any such structure and documentation shall be consistent with the terms of this Term Sheet.

Joint Lead Arrangers/ Joint Bookrunning Managers:	Deutsche Bank Securities Inc. (“DBSI”) and Goldman Sachs Mortgage Company or its affiliates (“Goldman” and together with DBSI, the “Arrangers”).

Administrative Agent:	Deutsche Bank AG or one of its affiliates (“DB” or, in such capacity, “Agent”).

Syndication Agent:	Goldman Sachs Mortgage Company or one of its affiliates (in such capacity, “Syndication Agent”).

Lenders:

Deutsche Bank AG or its affiliates, Goldman Sachs Mortgage Company or its affiliates (collectively, “Initial Lenders”) and a syndicate of financial institutions to be determined by the Arrangers in consultation with Sponsor, provided that any holder of the Revolving Credit Facility shall be subject to the reasonable consent of the Sponsor/Borrower so long as no Event of Default has occurred and is continuing or unless such holder is an Eligible Lender.  As used herein, “Eligible Lender” shall mean any commercial bank, savings and loan institution, insurance company, investment or mutual fund or other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses.

Purpose:

Proceeds from the Term Facilities shall be used to finance the acquisition (“Acquisition”) of LNR Property Corporation and certain related entities as provided in the Merger Agreement or otherwise reasonably acceptable to Initial Lenders (collectively, the “Acquired Business”), repay certain existing borrowed indebtedness of the Acquired Business, and pay transaction costs and expenses.  Proceeds from the Revolving Credit Facility shall be used (i) to fund the Acquisition, and (ii) for other lawful purposes, including working capital needs and a $25 million sub-facility for letters of credit.

Initial Term:	Three years, subject to extension as provided below.

Extension:	Two (2) one year extensions upon satisfaction of the following conditions:

1. 30 days prior written notice to Agent, which may be provided at any time not more than twelve months and not less than six months prior to the then existing maturity date;

2. Payment of the Extension Fee specified below;

3. No uncured default or event of default under the Loan Documents;

4. Ratification of the transaction by all Borrower Parties;

5. Payment of Agent expenses and reasonable attorneys fees incurred with respect to the extension, in each case, to the extent documented; and

6. Achievement of the requisite Consolidated Leverage Ratio as set forth under Financial Covenants.

7. Extension of the Repurchase Facility such that the maturity date thereunder does not occur prior to the maturity date under the Loan Facility.

Interest Rate:

The initial weighted average interest rates under the Loan Facility shall equal the LIBOR Rate plus 535 basis points per annum (or Base Rate plus 435 basis points per annum).  As used herein, Base Rate shall mean (a) the greater of (i) the Prime Rate as established by DB and then in effect; and (ii) the sum of the Federal Funds Rate then in effect plus fifty basis points.

Additionally, upon the occurrence and during the continuance of an Event of Default, default interest shall accrue on the outstanding principal balance of the Loan Facility at a rate equal to 200 basis points per annum above the applicable rate.

Interest based on the Base Rate shall be payable monthly in arrears and shall be calculated on an actual/365-day basis. Interest based on the LIBOR Rate shall be payable in arrears at the earlier of the end of the applicable interest period and quarterly and shall be calculated on a actual/360-day basis.  Subject to Facility Adjustment, LIBOR Rate shall be based on 1, 2, 3 or 6 month interest periods (and, if available from all Lenders, 9 and 12 month interest periods) as elected by Borrower in accordance with DB’s customary rate election provisions and subject to DB’s customary breakage provisions (but shall not, in any way, include loss of anticipated profits).  Notwithstanding the foregoing, during the first three (3) loan months, Borrower may only select one month LIBOR; provided, that such limitation shall not apply after the achievement of a Successful Syndication (as defined in the Fee Letter with respect to the Loan Facility).

Unused Facility Fee:

50 bps (0.5%) per annum of the then applicable total commitment amount of the Revolving Credit Facility less the aggregate principal amount of all outstanding Revolving Credit Loans and letters of credit, payable monthly.

Extension Fee:

Each extension of the Loan Facility shall be subject to the payment of a fee (“Extension Fee”) equal to 37.5 bps (0.375%) multiplied by (i) the outstanding principal amount of the Term Facilities on the applicable extension date; and (ii) the total commitment amount of the Revolving Credit Facility on the applicable extension date.

Security:	The Loan Facility, subject to Facility Adjustment, shall be secured by the following items of collateral (“Collateral”):

1.     Cross-collateralized first priority mortgages on all eligible properties of Borrower and its subsidiaries located in the U.S. (to be further defined in the Loan Facility Credit Agreements) (the “Mortgaged Properties”) together with related assignments of leases and rents, furniture, fixtures, equipment, property related agreements (including management agreements), bank accounts, and other personal property (both tangible, and intangible), excluding properties subject to existing indebtedness in the aggregate principal amount not to exceed $75,000,000  and other properties to be mutually agreed upon (“Excluded Properties”), provided that if such existing indebtedness in respect of any Excluded Property is repaid, a security interest consistent with the terms of this paragraph shall be granted thereon unless such repayment is financed with refinancing debt which prohibits such security interest (any such refinancing to be subject to customary limits on refinancing).  Any such indebtedness which is not repaid on the date of Closing shall count against the existing indebtedness basket described below in paragraph 4 under “Conditions to Closing” and shall reduce the Term Facilities dollar for dollar.

2.     First priority assignments and pledges of all Debt Instruments of Borrower or its subsidiaries (other than the Designated Subsidiaries or Designated Joint Ventures (as defined below)).  As used herein, “Debt Instruments” shall include, for the applicable legal entity, all notes, certificates, instruments, and other loan documents which evidence, secure, or support: (i) loan assets of such entity, including originated loans and loans acquired in secondary market transactions; (ii) subordinate debt instruments (including “B Notes” and mezzanine loans) and participation interests held by such entity; (iii) other Commercial Mortgage Backed Securities (CMBS) held by such entity; and (iv) other related assets to be described further in a manner mutually agreed upon in the Loan Facility Credit Agreements.

3. A first priority pledge of all the capital stock of the Designated Subsidiaries and each existing and each subsequently acquired or organized subsidiary of the Borrower.

4.     A first priority pledge of all interests of the Borrower and its subsidiaries in each existing and each subsequently acquired or organized joint venture (regardless whether such joint venture is controlled by the Borrower or its subsidiaries)(each a “Joint Venture”), including all interests in any Designated Joint Ventures, except that Borrower and its subsidiaries shall not be required to pledge interests in Joint Ventures existing on the date of Closing to the extent such security interest violates the applicable Joint Venture agreement, provided (a) the aggregate value (based on amount invested or debt assumed or guaranteed) of such excepted Joint Venture interests does not exceed the lesser of $150,000,000 and 20% of the aggregate equity value of Borrower’s interests in all existing Joint Ventures and (b) Borrower or its subsidiaries have directly or indirectly pledged their interest in the entity holding such Joint Venture interests to the extent such pledge does not violate the terms of the applicable Joint Venture agreement.

5. A first priority pledge of 100% of the equity interests in the Borrower.

6. A first priority pledge of 100% of the equity interests in any entities created to accommodate the Mezzanine Facility Structure.

7. A first priority pledge of the Cash Sweep Account.

8. An assignment of the rights of Borrower and its subsidiaries under the hedge arrangements described below.

9. First priority security interests in such other assets of Borrower and its subsidiaries as Lender may reasonably require.

Notwithstanding the foregoing:

a.             the loan documents will provide that any security interest of the Lenders may be subject to certain “Permitted Liens” to be mutually agreed upon (e.g., existing liens, purchase money debt, title issues, etc.).  Borrower shall represent and warrant that the foregoing security interests and foreclosure thereon shall not be prohibited in any material respect by any material agreements to which Borrower and the Acquired Business is a party, provided that (i) the Loan Documents will contain certain mutually agreed upon exceptions; and (ii) with respect to Borrower’s interest in joint ventures (including the Landsource joint venture), to the extent pledges of a material portion of such interest (or the foreclosure thereon) are currently prohibited, then as of the Closing Date either: (x) Borrower shall have amended or otherwise modified the related joint venture documents to permit a pledge of Borrower’s equity interests therein, any foreclosure on such pledge and any transfer subsequent to foreclosure; or (y) Borrower shall interpose a holding company for such interests and pledge the equity interests in such holding company in a manner which satisfies the representation set forth above.

b.             The Borrower and its subsidiaries shall not be required to pledge: (A) assets held by foreign subsidiaries (subject to such subsidiary entering into the negative pledge arrangement described below); or (B) the equity of any foreign subsidiary (other than the foreign entities associated with any CDO transactions which are not taxed as a corporation under US Federal tax law) in excess of 65% of the equity of any foreign subsidiary (and other equity to be mutually agreed upon) if each of the following has occurred (i) to do so could be materially disadvantageous to Borrower or its subsidiaries from a tax perspective (which determination shall be made based on the assumption that the foreign subsidiary has material net income at the time of determination and at all times in the future); and (ii) pledgor enters into a negative pledge arrangement pursuant to which it will agree not to pledge the unpledged interests to any other Person.

Voluntary Prepayments and Call Protection:

The Borrower may prepay the Term Facility or the Revolving Credit Facility without premium or penalty, except as provided in the immediately following sentence with respect to the Mezzanine Facility. In the event the Term Facilities are tranched into one or more Mezzanine Facilities, voluntary prepayments of the Term Facilities (excluding prepayments made pursuant to the Amortization and Cash Sweep sections below) shall be applied pro rata between the Senior Facilities and the Mezzanine Facilities based on outstanding amount, and prepayments of the Mezzanine Facilities shall be subject to a prepayment premium calculated using a per annum rate equal to (a) during year 1 of the Loan Facility the applicable margin over LIBOR for the Mezzanine Facility and (b) thereafter the applicable margin over LIBOR for the Mezzanine Facility minus 100 basis points, in each case, for the period from the date of prepayment to the date 24 months from the closing date of the Mezzanine Facility, applied to such prepaid amount.

Amortization :	The Borrower shall be required to repay the principal amount of the Term Facilities in the following amounts:

Date of Payment

Principal Reduction Amount

On or before the end of the first Loan Year

None

On or before the end of the second Loan Year

$200 million

On or before the end of the third Loan Year

$150 million

In the event the Term Facilities are tranched into one or more Mezzanine Facilities, Amortization shall be applied pro rata between the Senior Facilities and the Mezzanine Facilities based on outstanding amount.

Financial Covenants:	The Loan Facility Credit Agreements will have the following financial covenants (“Financial Covenants”):

1.  Consolidated Leverage Ratio.  As of the end of any fiscal quarter, the ratio of Consolidated Debt (the outstanding principal balance of the Term Facilities, plus the then aggregate principal amount of the outstanding Loans under the Revolving Credit Facility, plus the outstanding principal amount of the Repurchase Facility, plus the outstanding amount of any other consolidated debt of Borrower and its subsidiaries, plus guaranteed debt (other than Excluded Contingent Liabilities) to trailing four quarters Consolidated EBITDA shall be no greater than the following:

Loan Period	Consolidated Leverage Ratio

From closing to end of 1st Loan Year	9.5	x

2nd Loan Year	8.0	x

3rd Loan Year	7.5	x

First Extension Period	5.5	x

Second Extension Period	4.5	x

For purposes of the Loan Facility “Consolidated EBITDA” shall be Consolidated Net Income, plus (in each case to the extent deducted in determining Consolidated Net Income) interest, income taxes, depreciation, amortization (including for transaction fees, purchase accounting and MTM), extraordinary expenses, costs related to the Transaction, debt prepayment fees and other non-cash losses, expenses and add-backs to be mutually agreed upon, and plus CMBS cash received in excess of income recorded to the extent not already reflected in Consolidated Net Income.

2. Minimum Liquidity. At all times the sum of unfunded commitments under the Revolving Credit Facility and cash and cash equivalents held by Borrower shall equal or exceed $35 million.

For avoidance of doubt, in the event Borrower would otherwise be in default of one of the above Financial Covenants, it shall have the right to avoid such default (i) by prepaying such principal amount of the Loan Facility in an amount, which when the reduced amount of outstanding Consolidated Debt arising from such prepayment is considered in calculating such Financial Covenant (on a pro forma basis), will result in  compliance with the ratios set forth above, and (ii) by selling assets or by having Sponsor and/or its affiliates and/or other third parties make a cash equity investment in Interco that is earmarked for and is used for an equity investment in Borrower and used by Borrower to reduce indebtedness and to the extent this procedure is followed, the reduction of indebtedness (and in the case of any asset sale, the corresponding Consolidated EBITDA and other relevant attributes) of the Borrower will be treated on a pro forma basis as though such indebtedness (and in the case of any asset sale, the corresponding Consolidated EBITDA and other relevant attributes) had been so reduced for the four fiscal quarter period ending with the end of such fiscal quarter.

In addition to the foregoing financial covenants, in the event a Mezzanine Facility Structure is elected by Initial Lenders, additional Senior Facilities financial covenants mutually acceptable to Initial Lenders and Borrower shall be reflected in the Senior Facilities Credit Agreement.

If at any time after the Commitment Date any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Initial Lenders (after Closing, the Required Lenders) shall so request, Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement in a manner that preserves the original intent thereof in light of such change in GAAP and that is acceptable to the applicable Lenders; provided, however, that, unless and until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and the Lenders financial statements and other documents required under the Loan Documents or as reasonably requested by Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP

Cash Sweep:

In the event as of the end of any calendar quarter the Consolidated Interest Coverage Ratio is less than 1.35x (a “Cash Sweep Event”), then (i) until, as of the end of any subsequent calendar quarter, the Consolidated Interest Coverage Ratio equals or exceeds 1.35x (a “Positive Cash Flow Event”) and no Event of Default is then continuing, all Net Cash Flow shall be paid directly to the Agent and applied to prepay the Loan Facility (first to repay the Senior Facilities and Revolving Credit Facility, then any Mezzanine Facilities); (ii) in the event, as of the end of any subsequent calendar quarter, a Positive Cash Flow Event occurs, but has not continued for two consecutive quarters, Net Cash Flow shall be paid directly to an interest-bearing account (the “Cash Sweep Account”) as additional collateral, and Borrower may (a) request that funds held in the Cash Sweep Account be applied to reduce the principal amount of the Loan Facility or (b) cause Agent to be provided with a letter of credit as substitute collateral (provided that none of Borrower, its subsidiaries, or its joint ventures shall be subject to any reimbursement obligations with respect to such letter of credit) and obtain the release of a corresponding amount of cash from the Cash Sweep Account; and (iii) all applicable amounts held in the Cash Sweep Account shall be returned to Borrower and the cash sweep shall terminate when, for two consecutive quarters, a Positive Cash Flow Event has occurred.  As used herein, “Net Cash Flow” shall mean, subject to the provisions of the Repurchase Facility and any other Lender approved debt, (i) operating income (with appropriate adjustments including, without limitation, for Joint Ventures) of Borrower and its subsidiaries, less cash interest paid, cash taxes and cash tax distributions (structure and amounts to be mutually agreed) paid, non-discretionary capital expenditures, reserves for contractually required draws and contractually required equity contributions or repurchases, scheduled principal payments in respect of all indebtedness, mandatory prepayments in respect of all indebtedness, undistributed earnings (of subsidiaries not contractually permitted to be distributed after Borrower’s exercise of voting rights) and before depreciation and amortization and including interest on CMBS Securities received in excess of income recognized, plus (ii) all net asset sale proceeds, plus (iii) all net insurance and condemnation proceeds (to the extent not reinvested), plus (iv) net cash proceeds from all debt, equity and other capital market transactions (other than the Repurchase

Facility and the CDO Facility), plus (v) net collections of principal on all debt instruments held by Borrower and its subsidiaries.  In the event, as of any applicable determination date, the Borrower would otherwise fail to satisfy the Consolidated Interest Coverage Ratio, Borrower shall have the right to avoid the Cash Sweep by prepaying the principal amount of the Loan Facility in an amount which, when the reduced amount of outstanding Consolidated Debt and Consolidated Interest Expense arising from such prepayment is considered in calculating such Consolidated Interest Coverage Ratio (on a pro forma basis), will result in compliance with the ratio.  As used herein, “Consolidated Interest Coverage Ratio” shall mean Consolidated EBITDA for the trailing four quarters over cash interest paid over such period on Consolidated Debt; provided, however, that during the first loan year of the Loan Facility, (A) the first determination of Consolidated Interest Coverage Ratio shall be made at the end of the first full calendar quarter following the Closing Date; and (B) cash interest paid on Consolidated Debt shall be determined for each full calendar quarter subsequent to the Closing Date, and then annualized (i.e. as of the end of the first full calendar quarter, the cash interest for such calendar quarter shall be multiplied by 4; as of the end of the first two calendar quarters, the cash interest for such two calendar quarters shall be multiplied by 2; as of the end of the first full three calendar quarters, the cash interest for such three calendar quarters shall be multiplied by 4/3).

Negative Covenants:

In addition to the Financial Covenants described above, customary negative covenants for facilities of this type (subject in each case to customary exceptions, limitations and qualifications), including, without limitation:

1. No additional indebtedness by the Borrower or its subsidiaries other than:

a. trade payables in the ordinary course of business,

b. certain existing debt in an aggregate principal amount not to exceed $250 million, including up to $75 million of mortgage secured debt,

c. future capital lease liabilities in amounts to be mutually agreed upon and purchase money debt in amounts to be mutually agreed upon,

d. existing or future unsecured contingent liabilities of Borrower’s Landsource Joint Venture (the

“Landsource Contingent Liabilities”) which the Agent has reasonably determined are not both probable and estimable (with Agent deemed to be reasonable in determining that such contingent liabilities are probable and estimable, without limitation, if they would be required to be shown on the consolidated balance sheet of Borrower under GAAP) and which Landsource Contingent Liabilities shall not in any event or at any time exceed $342.2 million in the aggregate (and subject to further approval of Agent as provided in clause (e) below);

e.     other existing and future unsecured contingent obligations (i.e. not included in the Landsource Contingent Liabilities) which do not in any event or at any time exceed $200 million in the aggregate and which the Agent has reasonably determined are not both probable and estimable (with Agent deemed to be reasonable in determining that such contingent liabilities are probable and estimable, without limitation, if they would be required to be shown on the consolidated balance sheet of Borrower under GAAP)(together with the Landsource Contingent Liabilities, the “Excluded Contingent Liabilities”); provided, however, that (i) any Excluded Contingent Liability not existing as of the Closing Date and in excess of $10 million may only be incurred with the approval of the Agent; and (ii) in the event Agent has reasonably determined that an Excluded Contingent Liability is both probable and estimable, such liability shall be treated as Consolidated Debt for all purposes herein and, subject to a maximum aggregate liability amount to be mutually agreed upon, will be permitted as additional indebtedness.

f. with respect to the Designated Subsidiaries, the Repurchase Facility, which may be supported by a limited guaranty by Borrower in an amount not to exceed $30 million.

No indebtedness or guarantees by Interco other than the Subordinate Loans.  No guarantees of indebtedness incurred by the Borrower or the Designated Subsidiaries (other than the contingent liabilities permitted above and the guarantee of the Subordinate Loans by Delaware Securities Holdings, Inc. which guarantee shall be subject to subordination and standstill provisions consistent with the Subordinate Loans, as described further below), subject to customary exceptions, limitations and qualifications.

2.     No further liens or encumbrances on the Mortgaged Properties, Debt Instruments, and other assets of Borrower and its subsidiaries other than, (a) with respect to the Mortgaged Properties: (i) customary title exceptions; (ii) easements, access rights, and similar encumbrances of the Mortgaged Properties incurred in the ordinary course of operating the properties; (b) with respect to the Designated Subsidiary Assets, liens arising in respect of the Repurchase Facility; and (c) other customary exceptions, limitations and qualifications to be mutually agreed.

3.     No amendments to the organization documents of Borrower, Interco, the Acquired Business and other designated subsidiaries of Borrower, except for amendments that could not reasonably be expected to be material and adverse to the Lenders and as otherwise permitted in the Loan Facility Credit Agreements.

4. In accordance with the asset/financing plan submitted to Initial Lenders prior to the date hereof and each future asset/financing plan to be submitted to Agent on an annual basis,

a.     The Borrower may designate one or more of its subsidiaries (“Designated Subsidiaries”) which may incur borrowed indebtedness under the Repurchase Facility and may hold certain assets free from Lenders’ first priority security interests (the “Designated Subsidiary Assets”).  Unless in the then current asset/financing plan, no Designated Subsidiary Assets may be acquired without approval of Lenders (which shall not be unreasonably withheld or denied).

b.     The Borrower may invest in one or more Joint Ventures (“Designated Joint Ventures”) provided that: (i) Borrower’s interest in such Designated Joint Venture is subject to a first priority lien pledge in favor of Lenders pursuant to security documents in form and substance reasonably satisfactory to Agent and both Arrangers; (ii) any such investments made in any fiscal year in excess of the amount allocated for such purpose in the asset/financing plan submitted to Agent for such fiscal year shall require the consent of Agent and both Arrangers, such consent not to be unreasonably withheld; and (iii) in the case of investment by Borrower in foreign Designated Joint Ventures, the consent of Agent and both Arrangers shall be required, such consent not to be unreasonably withheld.

All other investments of Borrower and its subsidiaries will be limited to cash equivalents, permitted investments to be specified in the Loan Facility Credit Agreements, and the existing lines of business of Borrower and its subsidiaries (collectively with the permitted Designated Subsidiary Assets and Designated Joint Ventures, the “Permitted Investments”).

5.     No distributions by Borrower to Interco other than distributions in the form of common equity or preferred equity the terms of which are approved by Initial Lenders, tax distributions (amounts and structure to be mutually agreed), distributions to pay administrative and franchise tax and reasonable Board fees, costs and expenses, repurchases of certain of its equity in amounts to be mutually agreed, if no Event of Default is then continuing, as necessary to make scheduled debt service payments in accordance with the loan documents evidencing the Subordinate Loans (as reasonably approved by Lenders) and other exceptions to be mutually agreed upon.

6.     No mergers, consolidations, changes in control, or other fundamental changes in the Borrower or Interco to be specified in a mutually agreeable manner in the Loan Facility Credit Agreements, subject to customary exceptions, limitations and qualifications.

7. No transfers of the Collateral other than transfers which comply with the collateral release mechanics to be set forth in the Loan Facility Credit Agreements.

8.     No asset sales except for asset sales in the ordinary course of the Borrower’s business, at arm’s length and for no less than fair market value, or as otherwise identified in the Borrower’s asset/financing plan.

Information:	The Borrower shall provide the Agent and the Lenders such additional information with respect to its financial condition or the Collateral as shall be reasonably requested by the Agent..

Conditions to Closing:	Customary for facilities of this type, including, without limitation:

1.     Agent’s approval (in its reasonable discretion) of organizational structure and documents of Borrower, Interco, the Acquired Business, any Guarantors or pledgors (all such entities are referred to as the “Borrower Parties”).  Interco shall be structured as a single purpose entity whose sole asset shall be its equity interest in Borrower.

2.     Interco shall have a cash equity investment (including equity rollovers pursuant to the Acquisition) in the Borrower of at least $1.1 billion of which: (i) not more than $400 million shall be provided in the form of one or more unsecured term loans to Interco from affiliates of either the Sponsors or the Acquired Business (the “Subordinate Loans”), which Subordinate Loans shall: (a) not permit the holder of the Subordinate Loans (“Subordinate Lender”) to accelerate the payment of principal under the Subordinate Loans or otherwise exercise any remedies against Interco prior to payment in full of the Facilities; (b) at all times be subordinate to the Facilities; (c) shall have an interest rate of up to 14% per annum (10% of which shall be payable in cash and 4% of which shall be payable in-kind); (d) be documented pursuant to agreements substantially in the form provided to the Administrative Agent prior to the date hereof (with such changes thereto as the Administrative Agent shall approve in its reasonable discretion); and (e) shall be assignable by the holder to an Eligible Subordinate Lender (as defined in Schedule 2 attached hereto), an affiliate of Sponsors, the Acquired Business, or any Eligible Subordinate Lender, or, with the Agent’s reasonable consent, other accredited investors; and (ii) the remainder, not less than $700 million, shall be provided in the form of cash equity investment in Interco (including equity rollovers pursuant to the Acquisition).

3. Concurrent closing of the Acquisition and the Repurchase Facility and the prior or concurrent closing of the CDO Notes Transaction.

4.     The repayment of all borrowed indebtedness and contingent liabilities of the Borrower Parties and their subsidiaries, other than indebtedness and contingent liabilities in the aggregate principal amount not to exceed $250,000,000 (which sum shall (i) exclude Excluded Contingent Liabilities; and (ii) include indebtedness secured by mortgages on Excluded

Properties), provided that any such existing indebtedness outstanding on the date of Closing shall result in a dollar for dollar reduction in the amount of the Term Facilities.  With respect to any such existing indebtedness, (a) the terms and conditions thereof shall be reasonably satisfactory to Initial Lenders in its determination after such indebtedness has been identified to and reviewed by them, (b) any consents, approvals or modifications of such indebtedness required by Initial Lenders to avoid a conflict with the terms of the Facilities or the liens granted in connection therewith, or the Lenders’ enforcement rights, shall have been obtained and (c) all terms of the existing indebtedness shall be consistent with the transactions contemplated herein.

5.     The preparation, execution and delivery of loan documentation, opinions of Borrower’s counsel covering such matters as Agent may reasonably require, and all other contracts, instruments, addenda and documents reasonably deemed necessary by Agent to evidence the Loan Facility (“Loan Documents”), including one or more credit agreements incorporating substantially the terms and conditions outlined herein (collectively, the “Loan Facility Credit Agreements”).

6.     Delivery of insurance policies (including title insurance) and endorsements, UCC and lien searches, and environmental and engineering reports as reasonably required by Agent with respect to the Mortgaged Properties and other Collateral.

7.     Review and approval by Agent in its reasonable discretion of all loan documents evidencing, securing, guaranteeing or supporting all existing indebtedness outstanding on the date of Closing, including the Subordinate Loans, execution and delivery of any applicable intercreditor agreement, and the concurrent closing of the Subordinate Loans.

8.     The absence of any events which constitute a default under the Loan Documents, including any material inaccuracy of any representations and warranties in the Loan Documents (it being understood that representations and warranties covering the same subject matter as those in the Merger Agreement will, to extent possible, be substantially the same in form, scope and substance as those contained in the Merger Agreement).

9. Delivery of such material consents and approvals as may be necessary to consummate the transactions contemplated herein.

10. The debt under the Senior Facilities shall be rated by S&P and Moody’s.

11. Payment of all applicable and reasonable fees and expenses as provided herein to the extent documented to Borrower.

Representations and Warranties, Affirmative Covenants:	Customary provisions for facilities of this type (subject in each case to customary exceptions, limitations and qualifications).

Pre-Closing Disposition of Assets

Attached hereto as Schedule 1 (the “Asset Schedule”) is a list of all “hard asset” collateral owned by Borrower and its subsidiares as of the Commitment Date, certified to the best of Sponsors’ (or Borrower’s) knowledge to be materially correct, and as to which Lenders are to receive a first priority security interest (i.e. Mortgaged Properties (other than Excluded Properties), Debt Instruments, equity interests in Joint Ventures, and cash either on the Borrower’s balance sheet or generated as a result of asset sales).  The Asset Schedule has been approved by Initial Lenders.  On a monthly basis prior to the Closing of the Loan Facility and on the Closing Date, Sponsors (or Borrower) shall deliver to the Initial Lenders an update to such Asset Schedule.  From the Commitment Date until the Closing Date (or, if earlier, the expiration or termination of the Commitment), Borrower and its subsidiaries shall not dispose of any of such assets (including cash) other than in the ordinary course of business; provided, that so long as the proceeds of an asset sale are not paid as a dividend or other distribution to the Borrower’s stockholders (other than regularly scheduled quarterly dividends at the rate in effect at the date of this Term Sheet) or used to redeem, retire, purchase or otherwise acquire any shares of the Borrower’s capital stock, any such asset sale shall be deemed “in the ordinary course of business.”

Hedging Requirement:

No less than 75% of the aggregate amount of Consolidated Debt and Subordinated Loans shall be fixed rate or subject to interest rate cap or hedge arrangements satisfactory to Lenders.  To the extent such hedge arrangements are provided by Initial Lenders, at the Initial Lenders’ option, they shall be secured by the collateral for the Loan Facilities on a pari passu basis with the Loan Facilities.

Events of Default:	Customary provisions for facilities of this type (subject in each case to customary exceptions, limitations and qualifications).

Out of Pocket Expenses

Sponsors shall pay all reasonable and documented third party costs and expenses incurred by the Arranger and Agent in connection with the preparation of the Loan Documents, due diligence, and the syndication and closing of the Loan Facility, regardless of whether closing occurs.

Target Closing Date	TBD, but, in any event, as soon as practicable.

Governing Law:	New York.

SCHEDULE 1
ASSET SCHEDULE

[ATTACHED]

SCHEDULE 2
ELIGIBLE ASSIGNEES

“Eligible Assignee” shall mean any of the following:

(a)           A commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;

(b)           A commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD);

(c)           An insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which invests in bank loans and has a net worth of $500,000,000; and

(d)           Any fund (other than a mutual fund) which invests in commercial loans and whose assets exceed $50,000,000;

EXHIBIT B

REPURCHASE FACILITY TERM SHEET

Exhibit B

Summary of Terms and Conditions

Repurchase Facility

Repurchase Facility:

Pursuant to a master repurchase agreement, Buyer will finance Seller’s purchase of Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities.  Seller may receive advances, repay and receive additional advances during the term.

Seller:

A newly formed special purpose bankruptcy remote entity (“NewCo”) owned and controlled by SIDECO which is a Designated Subsidiary (as such term is defined in the term sheet for the “Loan Facility” (as described below)) of LNR Property Corporation (“Sponsor”).  SIDECO shall own no assets other than 100% of the equity of NewCo.  Buyer acknowledges that Newco, subject to the terms set forth in this Summary of Terms and Conditions, shall be required to distribute to SIDECO all net cash balances.

Buyer:	Deutsche Bank AG, Cayman Islands Branch or an affiliate and Goldman Sachs Mortgage Company or an affiliate (“Goldman”) in roles to be determined.

Repurchase Facility Amount:

$600,000,000.  From and after year 3 of the Repurchase Facility, NewCo shall have the one-time right to request that the Repurchase Facility Amount be increased to $700 million.  The increase in the Repurchase Facility Amount will be conditional upon (i) approval by the Buyer in its sole and absolute discretion and (ii) payment of a fee equal to 2.25% of the increase in the Repurchase Facility Amount.

Eligible Whole Loans:	Performing whole loans secured by first liens on commercial or multifamily properties acceptable to the Buyer in its good faith business judgment.

Eligible B-Notes:	Junior participations in performing whole loans secured by first liens on commercial or multifamily properties acceptable to the Buyer in its reasonable good faith business judgment.

Eligible Mezzanine Loans:	Loans secured by a pledge of 100% of the borrower’s equity interest in a property-owning entity acceptable to the Buyer in its good faith business judgment.

Eligible Securities:

Either (i) commercial mortgage backed securities (CMBS), (ii) real estate related collateralized debt obligation securities (CDOs) that have a rating of “BB” (or its equivalent) or higher from any rating agency or (iii) CMBS credit-linked notes that have (a) a legal structure and a default structure similar to the underlying referenced collateral, (b) a rating on the underlying reference CMBS collateral of “BB” (or its equivalent) or higher from any rating agency and (c) a Buyer-approved credit-linked note issuer (“Credit Linked Notes”), in each case of (i), (ii) and (iii) above, acceptable to the Buyer in its good faith business judgment.

Non-U.S. Assets:

Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities may be denominated in Sterling or Euros, in addition to U.S. Dollars, and may relate to underlying property outside the U.S.; provided the maximum amount advanced and outstanding at any time with respect to such assets will equal $100,000,000.

For any Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security that is denominated in Sterling or Euros and relates to property outside of the U.S., a separate warehouse supplement will be prepared to accommodate local law requirements.

Minimum Equity Deficit Guaranty:

Sponsor will deliver a Minimum Equity Deficit Guaranty of the Repurchase Facility in an amount equal to the lesser of (x) $30 million and (y) an amount equal to $100 million minus Seller’s Equity (i.e. the positive difference between total Market Value of the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities and the total amount outstanding under the Repurchase Facility) (i.e. the guaranty will initially equal $30 million and will be reduced on a dollar for dollar basis as the Seller’s Equity in the Repurchase Facility grows above $70 million until the guaranty amount is zero when Seller’s Equity equals $100 million or more). This requirement shall be consistent with the existing Master Repurchase Agreement between Delaware Bonds Holdings, Inc and Deutsche Bank, AG, Cayman Islands Branch (the “DBH MRA”).

The Repurchase Facility documentation will include a cross default to the “Loan Facility” (as such term is defined in that certain Commitment Letter, dated

September 21, 2004, by and among Cerberus Capital Management, LLP, Blackacre Capital Management, LLP, Deutsche Bank AG, Deutsche Bank Securities Inc., and Goldman Sachs Mortgage Company (the “Commitment Letter”)).  If a default occurs under the Repurchase Facility due to such cross default, the Seller will be permitted to cure such default by posting cash equity in an account pledged to and under the control of the Buyer or by delivering a stand-by irrevocable letter of credit in the maximum amount of the Minimum Equity Deficit Guaranty on terms similar to those contained in the DBH MRA.  At any time the Minimum Equity Deficit Guaranty is equal to zero, the “Loan Facility” and the “Repurchase Facility” shall not be cross-defaulted.

Term:	Three years.

Extension Option:	Two twelve month options, in each case subject to:

(i) payment of an extension fee equal to 0.25% of the outstanding amount under the Repurchase Facility, and

(ii) no Event of Default.

During the fifth year of the term, (x) 25% of the outstanding amount of the Repurchase Facility as of the end of the fourth year must be repaid by the end of each quarter of the fifth year and (y) no new Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans or Eligible Securities may be financed under the Repurchase Facility.

Price Differential:	On a monthly basis, the Seller will pay to the Buyer the Price Differential (i.e. interest) at a rate equal to one month LIBOR plus 2.0%.

Market Value:

Means the market value of the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities as determined by the Buyer in its good faith business judgment.  Such market value will take into account the value of any hedge agreements entered into with or otherwise pledged to Buyer.

Financing Amount; Margin Excess:

With respect to each Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan and Eligible Security, the Buyer will advance the product of the related Market Value and the applicable Original Purchase Percentage as set forth on Schedule 1 hereto, provided the Seller may request that the Buyer advance a percentage lower than the Original Purchase Percentage as set forth on Schedule 1 hereto.

To the extent at any time the product of the then current Market Value of any Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security multiplied by the applicable Original Purchase Percentage as set forth on Schedule 1 exceeds the amount advanced with respect to such asset (such excess, the “Margin Excess”), the Seller may request that the Buyer advance such Margin Excess.  If a Margin Deficit or a Cash Flow Sweep occurs and the Seller requests that the Buyer advance such Margin Excess, the Seller will be required to first apply such Margin Excess to cure the Margin Deficit or Cash Flow Sweep prior to retaining any such funds.

Seller’s Equity; Minimum Seller’s Equity Requirement; Minimum Securities Diversification:

For each Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan and Eligible Security in the Repurchase Facility, the Seller’s Equity will equal the difference between (a) the Market Value of the Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security and (b) the outstanding amount under the Repurchase Facility with respect to such Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security.

The Minimum Seller’s Equity Requirement shall be $100 million in aggregate.  The Minimum Securities Diversification shall be ten issues.  The Minimum Seller’s Equity Requirement and Minimum Securities Diversification shall determine the applicable Original Purchase Percentage, CF Sweep Purchase Percentage and Margin Maintenance Percentage to be utilized in Schedule 1, and will not have any other application under the Repurchase Facility.

Documentation:

All Eligible Whole Loans, Eligible B Notes and Eligible Mezzanine Loans financed under the Repurchase Facility will be pledged to the Buyer and delivered to the Buyer’s custodian (including in the case of Eligible Whole Loans, endorsements in blank of the original note and assignments of the mortgages and the related loan documentation, in the case of Eligible B Notes, assignments of the related participation and the original participation certificate, if any, and in the case of Eligible Mezzanine Loans, endorsements of the original note and assignments of the related loan documentation).  All

Eligible Securities financed under the Facility will be registered in the name of the Buyer or its designee.

Cash Management:

A hard lockbox will be required for the term of the Repurchase Facility (i.e. all payments made with respect to the assets financed on the Repurchase Facility will be directly deposited in an account pledged to and under the control of the Buyer).

So long as a Cash Flow Sweep (as defined below) is not in effect,

(x) all interest payments on the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities will be applied by the Buyer on a monthly basis to pay the Price Differential to the Buyer,

(y) the excess interest payments over the Price Differential will be remitted to the Seller, and

(z) all principal payments and prepayments on the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities will be paid to the Buyer to the extent necessary to cause the amount financed with respect to each Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan and Eligible Security to equal the product of the current Market Value and the Original Purchase Percentage, with any excess principal payments and prepayments on the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities over the amount paid to the Buyer being remitted to the Seller.

Cash Flow Sweep:

A Cash Flow Sweep occurs if the amount advanced with respect to any Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security equals or exceeds the product of the current Market Value and the CF Sweep Purchase Percentage set forth on Schedule 1.

If a Cash Flow Sweep is in effect, all interest and principal payments and prepayments on the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities will be applied by the Buyer on a monthly basis first, to pay the Price Differential to the Buyer, then to pay to the Buyer the amount necessary to cause the amount financed with respect to each Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan and Eligible Security which has triggered a Cash Flow Sweep by breaching a Cashflow Sweep Percentage to equal the product of the Market Value and the Original Purchase Percentage and then, with respect to principal payments and prepayments only, to pay to the Buyer the amount necessary to cause the amount financed with respect to each Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan and Eligible Security to equal the product of the current Market Value and the Original Purchase Percentage (consistent with the methodology under the DBH MRA).  Any excess income on the Eligible Whole Loans, Eligible B Notes, Eligible Mezzanine Loans and Eligible Securities will be remitted to the Seller.

Margin Deficit:

If the Market Value with respect to any Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security is less than the product of the amount advanced and the Margin Maintenance Percentage set forth on Schedule 1, a “Margin Deficit” occurs.

If a Margin Deficit occurs, the Seller must remit to the Buyer, within one (1) business day, sufficient cash (or other collateral acceptable to the Buyer) to restore the Original Purchase Percentage with respect to the affected Eligible Whole Loan, Eligible B Note, Eligible Mezzanine Loan or Eligible Security.  Failure to remit such cash (or collateral) within such time period will be a default under the Repurchase Facility.

Expenses:

NewCo will reimburse Buyer for all reasonable out-of-pocket expenses incurred by Buyer (including reasonable legal fees and disbursements) in connection with the Repurchase Facility whether or not the Repurchase Facility closes.  Buyer estimates that Buyer’s legal fees and disbursements incurred in connection with the preparation and negotiation of the Repurchase Facility documentation will equal $125,000.  Newco will not be responsible for the payment of any of Buyer’s legal fees in excess of $175,000 in connection with the preparation and negotiation of the Repurchase Facility documentation, provided such documentation does not vary materially from the provisions set forth in this Summary of Terms and Conditions.

Assignments; Participants:

Buyer will be entitled to participate the Repurchase Facility without the Seller’s consent  and in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts owed to Buyer; provided, however, that (i) Buyer will act as agent for all participants in any dealings with Seller, and (ii) Seller will not be obligated to deal directly with any party other than Buyer in connection with the Repurchase Facility or to pay or reimburse Buyer for any costs that would not have been incurred by Buyer had no participation interests in the Repurchase Facility been issued.  The Seller will covenant to cooperate with the Buyer in connection with any such participation.

The Seller will also have the obligation to cooperate with the Buyer in any other bifurcation of the Repurchase Facility, in any structural form, that Buyer deems necessary.

Conditions Precedent:	The Repurchase Facility is subject to the consummation of the conditions set forth in the Commitment Letter and legal documentation reasonably acceptable to the Buyer and the Seller.

NewCo Securitization:

It is expected that Deutsche Bank Securities Inc. (“DBS”) and Goldman will be named joint lead managers and joint bookrunners with respect to any securitization (including, without limitation, REMIC or collateralized debt obligation) where NewCo or any of its affiliates contributes collateral which collateral is or has been financed under the Repurchase Facility.  All fees charged by DBS and Goldman. will be customary for such transactions charged by bulge bracket firms.  If Newco or any of its affiliates contributes collateral which is or has been financed under the Repurchase Facility to a securitization in which DBS and Goldman are not named as described above, no default under the Repurchase Facility will occur provided the Seller pays the Exit Fee (as such term is defined in the Repurchase Facility Fee Letter attached to the Commitment Letter).

Structure Flex:

Buyer and Seller shall, in consultation with each other, change the organizational structure of the Seller and the entities into which the requisite capital is to be contributed if they determine that such changes are necessary based on the overall structure of the Facilities.

Governing Law:	New York.

EXHIBIT C

CDO FACILITY TERM SHEET

Exhibit C

Summary of Indicative Terms and Conditions
CDO Facility

The purpose of this term sheet (the “Term Sheet”) is to set forth the proposed terms and conditions of a collateralized debt obligation transaction to be entered into by Riley Property Corporation (“Riley”), Deutsche Bank Securities Inc. or an affiliate thereof (“DB”) and Goldman, Sachs & Co. or an affiliate thereof (“GS” and, together with DB, the “Underwriters” and, collectively with Riley and DB, the “Parties”) pursuant to which  an exempted company incorporated with limited liability in the Cayman Islands (the “Issuer”), shall issue a senior class of notes (the “CDO Notes”) which shall be secured by (i) commercial mortgage-backed securities and (ii) REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties, which CDO Notes shall then be sold to DB and GS (in such capacity, the “CDO Noteholders”).  The Issuer shall also issue subordinated notes, preferred shares and/or common shares (the “Retained Securities”), which shall be acquired by an exempted company incorporated with limited liability in the Cayman Islands (the “Depositor”) or an affiliate.  On a date determined as provided below, the CDO Notes shall be tendered, subject to the provisions described below, to the Issuer by the CDO Noteholders, at which time the Issuer shall issue multiple classes of notes (the “CDO Bonds”) and deliver such CDO Bonds to DB and GS (in such capacities, the “CDO Arrangers”).   The issuance and delivery of the CDO Notes is subject to the execution of documentation in all respects reasonably satisfactory to the Parties, including, but not limited to, the operative documents set forth on Exhibit A (the “Transaction Documents”).   It is the expectation of the Parties hereto that the CDO Notes shall be structured in a manner such that (i) the Issuer shall not be consolidated in the insolvency of the Depositor, (ii) the sale of the Collateral securing the CDO Notes shall be treated as a true sale in the event of bankruptcy of the Seller, and (iii) the CDO Issuer will not be consolidated with the Borrower for GAAP purposes, provided however, that nothing shall obligate any Party to agree to changes in terms, structure or other changes unless such changes shall be mutually agreeable.

Overview of CDO Notes

Issuance:                                                                                             Riley shall form the Issuer, and a Delaware limited purpose corporation (the “Co-Issuer”, together with the Issuer, the “Co-Issuers”).

On a date to be agreed to by the Parties, which date shall be on or before the Change of Control Date (the “Closing Date”), Delaware Bond Holdings, Inc. or another entity mutually agreed to among the Parties (the “Seller”) shall sell to the Depositor, who shall in turn sell to the Issuer, the portfolio of  (i) commercial mortgage-backed securities and (ii) REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties (the “Initial B Note Certificates”) listed on the attached Schedule I (the “Initial Collateral Securities”).

The “Change of Control Date” shall be the date that the Sponsor or another entity mutually agreed to by the Parties shall acquire in whole or in part Riley.

During the period beginning on the Closing Date and ending on a date to be mutually agreed upon among the Parties which shall be expected to be approximately 5 years (the “Revolving Period”), the Issuer shall purchase additional REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties (“Additional B Note Certificates” and, together with the Initial Collateral Securities, the “Collateral”) with principal proceeds received from the Initial B Note Certificates.  Following the purchase of each Additional B Note Certificate, the B Note Collateral Tests must be satisfied or, if any of B Note Collateral Tests were not satisfied immediately prior to the purchase of the Additional B Note Certificate, such B Note Collateral Test is not made worse following such purchase.

The “B Note Collateral Tests” are:

(i)             The weighted average spread of the aggregate portfolio of B Note Certificates shall be at least 4.50%, or such other spread as mutually agreed among the Parties;

(ii)          The rating of each additional B-Note Certificate purchased with the proceeds of another B-Note Certificate sold following an impairment event, amortized or redeemed shall be at least equal to the rating of such sold, amortized or redeemed B-Note Certificate on the date of its sale to the Issuer;

(iii)       The weighted average life of the aggregate portfolio of B Note   Certificates shall not exceed an amount of years that shall be mutually acceptable to the Parties from the Closing Date; and

(iv)      Certain other customary portfolio limitations relating to permitted concentrations which shall be mutually agreed upon.

The Parties shall mutually agree on a servicer who shall be hired for the purpose of making any necessary servicing advances on the promissory notes securing the Initial B Note Certificates and the Additional B Note Certificates.

On the Closing Date, the Issuer shall issue a single class of CDO Notes which shall be secured primarily by the Collateral.  If either CDO Noteholder requests, the CDO Notes shall be rated by at least one of either Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Fitch Ratings (“Fitch”).  The cost

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of obtaining such rating shall be the sole responsibility of the CDO Noteholders.

As soon as practicable following the date that the Sponsor shall have directed the Underwriters to execute the CDO Notes (the “Trade Date”), the CDO Noteholders shall enter into an agreement to purchase the CDO Notes for a price equal to the initial Note Balance, subject to the Conditions Precedent.

The “Conditions Precedent” are:

(i)             The composition of the Initial Collateral Securities shall be agreed upon by the Depositor and the CDO Noteholders (in the reasonable discretion of the Parties);

(ii)          The CDO Noteholders shall have received opinions of counsel (subject to customary exceptions and qualifications) to the effect that: (i) the Issuer shall not be consolidated in the insolvency of the Depositor and (ii) the sale of the Collateral securing the CDO Notes shall be treated as a true sale in the event of bankruptcy of the Seller;

(iii)       The Parties shall have received opinions of counsel and an accountant’s certificates (confirming compliance with the portfolio requirements on the Closing Date) customary in collateralized debt obligation transactions;

(iv)      The Transaction Documents shall be executed; and

(v)         No event which would constitute a default under the Loan Documents (as defined in the Summary of Terms and Conditions-Loan Facility), including any material inaccuracy of any representations and warranties under the Loan Documents.

The CDO Notes are expected to have the following terms and the additional terms set forth on Appendix B:

Note Balance:  Approximately U.S.$ 720,000,000, based on the Collateral Securities described on Schedule I.

Maturity:  A number of years as shall be mutually agreeable among the Parties, but shall be a date later than the maturity date of the underlying Collateral Securities.

Note Rate:  LIBOR + 1.375% if the Change of Control Date has not occurred before May 31, 2005, then LIBOR + 1.45% thereafter, provided that in the event that the Merger Agreement shall have terminated prior to May 31, 2005, then the Note Rate shall remain at LIBOR +1.375%.

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Payment Date:  Monthly, on the first day of each month or such other date as shall be mutually agreeable among the Parties.

The CDO Notes shall be entitled to receive interest in arrears on each Payment Date, calculated at the Note Rate.  The CDO Notes shall also be entitled to receive principal payments to the extent set forth on Appendix B.

The Issuer shall also issue subordinated notes, preferred shares and/or common shares (the “Retained Securities”).  The Retained Securities are expected to be held by the Depositor or an affiliate thereof.  The Retained Securities shall be entitled to receive any interest proceeds and principal proceeds of the Collateral remaining after payments of all amounts due on the CDO Notes and payment of certain fees and expenses, as set forth on Appendix B.

Overview of CDO Bonds

Issuance:

The CDO Noteholders shall be required to sell to the Issuer and, provided that the Issuer has received sufficient proceeds from the issuance of the CDO Bonds, the Issuer shall be required to purchase, the CDO Notes for a price equal to the then outstanding Note Balance (the “CDO Note Tender”) if the following conditions are satisfied (the “CDO Bond Issuance Conditions”) on or after the Earliest Tender Date:

(i)             The gross proceeds from the sale of the CDO Bonds are expected to be at least equal to the Minimum CDO Proceeds Amount; AND

(ii)          Either (A) the CDO Bond Net Financing Spread is not expected to be greater than the CDO Note Net Financing Spread or (B) the Retained Fair Value after the issuance of the CDO Bonds shall be equal to or greater than the Retained Fair Value before the issuance of the CDO Bonds, provided that with respect to (B) hereof, the CDO Bond Net Financing Spread shall not be more than 0.50% more than the CDO Note Net Financing Spread.

The “Earliest Tender Date” shall be the earliest of the Change of Control Date, the Outside Change of Control Date or on such other date that Riley has notified the Underwriters that the acquisition shall not occur.

The “Minimum CDO Proceeds Amount” shall be equal to (i) the outstanding amount of the CDO Notes plus (ii) the costs and expenses associated with the issuance of the CDO Bonds.  The Outside Change of Control Date shall be April 30, 2005.

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The “CDO Bond Net Financing Spread” shall be equal to the weighted average of  (i) with respect to Floating Rate CDO Bonds, the LIBOR spread yield on such CDO Bonds (taking into account any premium or discount) AND (ii) with respect to fixed rate CDO Bonds, the yield spread to LIBOR swap rates.

The “CDO Note Net Financing Spread” shall be equal to the CDO Note Rate spread over LIBOR.

The “Retained Fair Value” shall be equal to the sum of (i) the present value of expected or modeled cash flows on the Retained Securities (computed in accordance with the Base Case Assumptions) at a discount rate equal to a rate that shall be mutually agreeable among the Parties plus (ii) the Excess CDO Bond Issuance Amount (as defined in the following paragraph).  The “Base Case Assumptions” consist of the assumption that LIBOR rates shall equal the forward curve and the following default and prepayment assumptions: (i) 0% CDR, (ii) 0% CPR and (iii) 0% CPY and any other assumptions mutually agreed to by the Parties.

On the Closing Date, the CDO Arrangers shall enter into an engagement letter with the Issuer and Riley whereby the Issuer shall agree to issue the CDO Bonds on the CDO Note Tender and the CDO Arrangers shall agree to structure and place the CDO Bonds on a best efforts basis.  Pursuant to such engagement letter, the CDO Arrangers shall agree to use their best efforts to place the CDO Bonds at the lowest market rate that can be achieved and for a maximum amount of net proceeds to Riley including, without limitation, the evaluation and utilization of current CDO and CMBS rating evaluation techniques.  If the proceeds of the issuance of the CDO Bonds exceed the Minimum CDO Proceeds Amount (such excess, the “Excess CDO Bond Issuance Proceeds Amount”), such excess shall be paid to the Depositor as an additional distribution.  The engagement letter shall have a term of 12 months.

The CDO Bonds shall be issued in multiple classes and secured primarily by the Collateral.  Any applicable overcollateralization or interest coverage tests shall be substantially the same as for other collateralized debt obligation transactions sponsored by Riley and its affiliates. Certain senior classes of CDO Bonds shall be rated investment grade or above by at least one of either Moody’s, S&P or Fitch and certain subordinate classes may be rated below investment grade.  The CDO Bonds shall have the terms set forth on Appendix C.

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Hedge Agreements:                                        The CDO Issuer shall be required to enter into one or more interest rate hedge agreements with the following (or substantially similar) terms:

Notional Amount:                        The aggregate notional amount of all hedge agreements shall not exceed the difference between the aggregate amount of floating rate CDO Notes and the aggregate amount of floating rate B Note Certificates.

Term:                                                                                          an average life approximately equal to the average life of the underlying Collateral Securities

Fixed Rate:                                                              Market rate at time of execution.

Events of Default:                                                 The occurrence of any of the following events shall constitute an “Event of Default” with respect to the CDO Notes (subject to such notice and grace periods as are customary for CDO transactions):

(i)                  A default in the payment of interest when due and payable (subject to a grace period as set forth in the Transaction Documents).

(ii)               A failure to disburse amounts due and payable in accordance with the priority of payments.

(iii)            A default by either of the Co-Issuers of any covenants under the indenture.

(iv)           The occurrence of certain events of bankruptcy, receivership, insolvency or reorganization of either of the Co-Issuers.

(v)              The occurrence of any event that causes either of the Co-Issuers or the pool of Collateral to become an investment company required to be registered under the Investment Company Act of 1940.

(vi)           The breach by Riley of acquisition representations, warranties or obligations with respect to any agreements with the Underwriters relating to the acquisition that shall have a material adverse affect on the CDO Noteholders or CDO Arrangers.

(vii)        The occurrence of any other event of default that is commonly an event of default in a CMBS CDO or CMBS re-securitization transaction.

If an Event of Default shall occur and be continuing, the CDO Notes may be declared immediately due and payable.  However, the Collateral shall be retained intact and the trustee shall continue to make payments on the CDO Notes as described in the Transaction Documents unless (i) the anticipated proceeds of a sale or liquidation of the Collateral would be sufficient to pay in full all amounts due on the CDO Notes and certain other fees and expenses or (ii) the holders of at least a majority in

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Note Balance of the CDO Notes direct the sale of the Collateral.  If an Event of Default shall occur and be continuing, the CDO Noteholders shall have no obligation to tender the CDO Notes and the CDO Arrangers shall have no obligation to structure and place the CDO Bonds.

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Appendix A

OPERATIVE DOCUMENTS

Indenture

Sponsor Transfer Agreement

Seller Transfer Agreement

Depositor Transfer Agreement

Collateral Administration Agreement

Administration Agreement

Preferred Shares Paying Agency Agreement (if applicable)

Engagement and Purchase Agreement

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Appendix B

TERMS OF CDO NOTES

Any incomplete or bracketed information in this Appendix B shall be reasonably agreed upon by the Parties prior to the issuance of the CDO Notes.

Securities Issued                                                                                                     [Nemean CDO 2004-1, Ltd.] (the “Issuer”) and [                                      ] (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) will issue $[720,000,000] in Note Balance of Collateralized Debt Obligations, Series 2004-1 (the “CDO Notes”) pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), among the Co-Issuers and [LaSalle Bank National Association] as trustee (the “Trustee”) under the Indenture.

The CDO Notes will be non-recourse debt obligations of the Co-Issuers and will be secured primarily by the Collateral Securities (as defined herein) and certain other property described herein.

Retained Securities                                                                                          The Issuer will also issue subordinated notes, common shares and/or preferred shares (the “Retained Securities”).  It is expected that affiliates of the Sponsor will acquire the Retained Securities.

The Co-Issuers                                                                                                              The Issuer is a newly formed exempted company incorporated with limited liability under the laws of the Cayman Islands for the sole purpose of acquiring the Collateral Securities, issuing the CDO Notes, the and the Retained Securities, entering into the Hedge Agreements and engaging in certain related transactions.

The Co-Issuer is a newly formed company organized under the laws of the State of Delaware for the sole purpose of co-issuing the CDO Notes, as described below.

All of the ordinary shares of the Issuer, except for one ordinary share which is owned by [DEBI Reliance, Inc.], are owned by [the Depositor]. All of the outstanding shares of the Co-Issuer are owned by [the Depositor].

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The Issuer will not have any assets other than the Collateral Securities, the Hedge Agreements and certain accounts holding the proceeds of the foregoing. The Collateral Securities, the Hedge Agreements, the accounts holding the proceeds of the foregoing and the rights of the Issuer under the Collateral Administration Agreement entered into in connection with the contemplated transaction (the “Collateral Administration Agreement”) will be pledged to the Trustee as security for the Issuer’s obligations under the CDO Notes and under the Hedge Agreements.

The Co-Issuer will not have any assets (other than its $100 of equity capital) and will not pledge any assets to secure the CDO Notes. The Co-Issuer will have no claim against the Issuer in respect of the Collateral Securities or otherwise.

The Collateral Administrator                                         Certain administrative and monitoring functions with respect to the Collateral Securities will be performed by [Lennar Partners, Inc.], a Florida corporation (in such capacity, the “Collateral Administrator”). [Lennar Partners, Inc.] is indirectly owned by [LNR Property Corporation, a publicly traded (NYSE: LNR) Delaware corporation] and an affiliate of the Sponsor, the Seller, the Co-Issuers, [DEBI Reliance, Inc.] and [the Depositor].

Trustee                                                                                                                                                       The Trustee will be [LaSalle Bank National Association], a national banking association. LaSalle Bank National Association  will also be appointed as Paying Agent, transfer agent, authenticating agent and note registrar under the Indenture and will also act as a paying agent for the Preferred Shares (as such term will be defined in the Transaction Documents), if any.  [LaSalle Bank National Association] also acts as trustee on [    ] of the [    ] issues of Initial Collateral Securities.

Servicer                                                                                                                                                     [to come]

Depositor                                                                                                                                           On the Closing Date, the Initial Collateral Securities will be acquired by the Issuer from Nemean

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Portfolio Depositor, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Depositor”).  Nemean Portfolio Depositor, Ltd. Is wholly owned by [                        ] and affiliate of [                            ].

Seller                                                                                                                                                                   On the Closing Date, the Initial Collateral Securities will be acquired by the Depositor from [Delaware Bonds Holdings, Inc.], a Delaware corporation (the “Seller”). [Delaware Bonds Holdings, Inc. is wholly owned by the Sponsor and an affiliate of the Collateral Administrator, [the Depositor], [the Co-Issuers] and  DEBI Reliance, Inc.]

Sponsor                                                                                                                                                   On the Closing Date,  certain Collateral Securities will be acquired by the Seller from [Delaware Securities Holdings, Inc., a Delaware corporation] (the “ Sponsor”).  In addition, the Sponsor will make certain representations and warranties with respect to the Initial Collateral Securities and any Additional B Note Certificates as of the date of sale. The Sponsor is an affiliate of [LNR Property Corporation, the Collateral Administrator, the Seller, [the Depositor,] the Co-Issuers and  DEBI Reliance, Inc.]

Closing Date                                                                                                                           It is anticipated that the date of issuance of the CDO Notes and the Retained Securities will occur on or about [                                ] (the “ Closing Date”).

Use of Proceeds                                                                                                         The net proceeds of the sale of the CDO Notes, after payment of the expenses of the transaction, (a) will be used by the Issuer (together with the Retained Securities) to acquire on the Closing Date a portfolio that will consist of (i) commercial mortgage-backed securities (“CMBS Securities”) and (ii) REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties (the “Initial B Note Certificates” and, together with the CMBS Securities, the “Initial Collateral Securities”) having a principal balance of approximately $[                            ], consisting of [      ] classes of CMBS Securities in [      ] issues and [      ] Initial B Note Certificates.

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Security for the Notes                                                                         The CDO Notes will be secured by a portfolio initially comprised of the Initial Collateral Securities consisting of [    ] classes of CMBS Securities in [    ] issues having an aggregate principal balance of approximately $[                          ] and [      ] Initial B Note Certificates (ii) the Hedge Agreements and (iii) certain accounts holding the proceeds of the foregoing. The Initial Collateral Securities together with the Additional B Note Certificates described below are collectively referred to herein as the “Collateral Securities.”

During the period beginning on the Closing Date and ending on [                          ], the Issuer shall purchase additional REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties (“Additional B Note Certificates”) with principal proceeds received from the Initial B Note Certificates. The Additional B Note Certificates will, after giving effect to the grant of such securities to the Issuer, be required to conform to the B Note Collateral Tests described in the Term Sheet.

Sale of the CDO Notes                                                                      The CDO Notes will be sold to the CDO Noteholders.

The Hedge Agreements                                                                 On or before the Closing Date, the Issuer will enter into one or more hedge agreements (each a “Hedge Agreement” and collectively, the “Hedge Agreements”) with [Deutsche Bank AG, New York Branch] (the “Hedge Counterparty”) or any other institution or institutions permitted to be a counterparty to a Hedge Agreement in accordance with the terms of the Indenture in order to mitigate the risks of an interest rate mismatch that may arise as a result of the fact that, while the CDO Notes bear interest at a rate that is based on LIBOR, the Collateral Securities all bear interest at fixed rates or at rates that are derived from fixed rates on the Mortgage Loans.

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Interest Payments                                                                                                The “Note Rate” for the CDO Notes will be a floating per annum rate equal to one-month LIBOR plus [1.375]%.  Interest on the CDO Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

Interest on the CDO Notes will be payable monthly in arrears on the Payment Date in each month, and at maturity, commencing in [                            ]. The “Payment Date” in each month is the [    ]  day of such month or, if the [      ] day of such month is not a Business Day, the next Business Day. “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, in Chicago, Illinois, the Cayman Islands, or if there is a successor Trustee, in the city where the Corporate Trust Office of the successor Trustee is located, or, for final payment of principal, in the relevant place of presentation, are not open for business.

The interest that will be payable on the CDO Notes on each Payment Date will be the interest that has accrued during the related Interest Accrual Period on the Note Balance of the CDO Notes as of the immediately preceding Payment Date (after giving effect to any payments of principal on such preceding Payment Date). With respect to each Payment Date, the “Interest Accrual Period” will be (i) the period commencing on and including the [    ]  day of the month preceding such Payment Date (or in the case of the first Payment Date, commencing on and including the Closing Date) to but excluding the [    ] day of the current month.

Principal Repayment                                                                                   Generally, on each Payment Date principal payments on the CDO Notes will be made from the Available Distribution Amount (as such term will be defined in the Transaction Documents) in an amount up to the principal proceeds received during the related Due Period (as such term will be defined in the Transaction Documents) (less any amounts reinvested in Additional B Note Certificates) to be

13

applied to until the Note Balance of the CDO Notes has been repaid in full.

In addition, on any Payment Date on which any of the Coverage Tests (as such term will be defined in the Transaction Documents) are not satisfied, the CDO Notes will be subject to mandatory redemption until the applicable Coverage Test is satisfied or the CDO Notes have been paid in full.

The “Note Balance” of the CDO Notes or individual CDO Note as of any date of determination means the aggregate of the original principal balance of the CDO Notes or individual CDO Note less any amounts of principal previously paid in respect of the CDO Notes or individual Note.

Legal Final Maturity Date                                                        The CDO Notes will mature on the Payment Date in [                ] unless repaid or redeemed prior to such date (the “Legal Final Maturity Date”). If any CDO Notes are outstanding three months prior to the Legal Final Maturity Date (as defined herein) and the Trustee determines that the CDO Notes will not be paid in full on or prior to the Legal Final Maturity Date, the Trustee will be required to dispose of the Collateral Securities to the extent necessary to pay the Note Balance of the outstanding CDO Notes plus accrued and unpaid interest thereon (including interest on Default Interest) on the Legal Final Maturity Date as provided in the Indenture. It is expected that the principal of the CDO Notes will be repaid earlier than the Legal Final Maturity Date.

Expected Final Payment Dates                                The Expected Final Payment Date of the CDO Notes is [                          ], and was calculated based on the assumption that there will be (i) no prepayments on the mortgage loans underlying the Collateral Securities (the “Mortgage Loans”) (other than mortgage loans that are anticipated repayment date loans (the “ARD Loans”), which are assumed to be repaid on their anticipated repayment dates), and (ii) no defaults or delinquencies on the

14

Mortgage Loans, and on other modeling assumptions. The rate of principal payments on the CDO Notes will depend on, among other things, the rate of principal distributions on the Collateral Securities (which in turn will depend on the rate of principal payments (including prepayments) on the Mortgage Loans), whether any Collateral Securities become Impaired Securities (as such term will be defined in the Transaction Documents) and are sold, whether the CDO Notes are redeemed in a Redemption and whether or not the Coverage Tests are satisfied on each Payment Date. The actual maturity dates of the CDO Notes, and their weighted average lives, may occur earlier or later than their Expected Final Payment Dates depending on the foregoing and other factors.

Redemption                                                                                                                                The CDO Notes will be redeemed by the Issuer (an “Optional Redemption”) at the direction of the Collateral Administrator, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate principal balance of the Collateral Securities is equal to or less than 10% of the aggregate principal balance of the Collateral Securities as of the Closing Date (the “Optional Redemption Date”). In addition, if a Withholding Tax Event (as such term will be defined in the Transaction Documents) occurs, the CDO Notes will be redeemed, in whole but not in part (a “Tax Redemption”), by the Issuer at the direction of the holders of a majority of the Preferred Shares, on any Payment Date on which such Withholding Tax Event is continuing (each, a “Tax Redemption Date” and, collectively with the Optional Redemption Date, the “Redemption Dates”). If the Collateral Administrator or the holders of a majority of the Preferred Shares direct the Issuer to redeem the CDO Notes in connection with an Optional Redemption or a Tax Redemption, the Collateral Administrator or such holders of a majority of the Preferred Shares, or their assignee, will be required to purchase the Collateral Securities on or before the related Optional Redemption Date or Tax Redemption Date, as applicable.

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Governing Law                                                                                                               The CDO Notes, the Indenture, the Collateral Administration Agreement and the Hedge Agreements will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Legal Investment                                                                                                    The CDO Notes will not be “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  The appropriate characterization of the CDO Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the CDO Notes, may be subject to significant interpretative uncertainties.  In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of securities.

Certain Tax Considerations                                                The Issuer generally expects not to be subject to United States federal withholding tax (provided certain tax representations are made) or income tax on interest income (including original issue discount) or gain from the Collateral Securities.

The CDO Notes will be treated as debt to a noteholder other than the owner of all of the equity of the Issuer for United States federal income tax purposes.

A Non-U.S. holder that has no connection with the United States other than holding its CDO Note should not be subject to United States federal withholding tax or income tax on payments of principal and interest (including original issue discount) in respect of a CDO Note provided certain tax representations are made).

Certain ERISA Considerations                               By its purchase of any CDO Note, each purchaser thereof will represent, warrant and covenant or be deemed to have represented, warranted and

16

covenanted either that (A) it is not, and is not purchasing such CDO Note on behalf of, as a fiduciary of, as trustee of, or with Plan Assets of, a Benefit Plan Investor or (B)(i) such CDO Note is rated investment grade or better as of the date of the purchase, (ii) it believes that such CDO Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such CDO Note, (iii) none of the Co-Issuers, the CDO Arrangers, the Collateral Administrator, the Sponsor, the Trustee, the Seller, [the Depositor,] any provider of credit support or any of their affiliates has investment authority with respect to any Plan Assets of the purchaser and (iv) its acquisition, holding and disposition of such CDO Note will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).

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Appendix C

TERMS OF CDO BONDS

Any incomplete or bracketed information in this Appendix C shall be reasonably agreed upon by the Parties prior to the issuance of the CDO Bonds.

Securities Issued                                                                                                     [Nemean CDO 2004-1, Ltd.] (the “Issuer”) and [                                      ] (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) will issue multiple classes of CDO Bonds pursuant to an indenture, to be dated as of the [                    ] (the “ Indenture”), among the Co-Issuers and [LaSalle Bank National Association] as trustee (the “Trustee”) under the Indenture. The CDO Bonds shall bear interest at either a floating per annum rate equal to one-month LIBOR plus a specified percentage (the “Floating Rate Bonds”) or at a specified per annum rate (the “Fixed Rate Bonds”).

Each class of CDO Bonds will be senior in right of payment to the classes of CDO Bonds with a later alphabetical designation and pro rata in right of payment to any class of CDO Bonds with the same alphabetical designation.  The class of CDO Bonds with the lowest alphabetical designation shall be designated as the “Junior CDO Bonds” and all other classes of CDO Bonds shall be collectively designated as the “Senior CDO Bonds.”  It is expected that affiliates of the Sponsor will acquire the Junior CDO Bonds.

The CDO Bonds will be non-recourse debt obligations of the Co-Issuers and will be secured primarily by the Collateral Securities (as defined herein).

The Co-Issuers                                                                                                              The Issuer is a newly formed exempted company incorporated with limited liability under the laws of the Cayman Islands for the sole purpose of acquiring the Collateral Securities, issuing the CDO Bonds, and the Preferred Shares, entering into the Hedge

Agreements and engaging in certain related transactions.

The Co-Issuer is a newly formed company organized under the laws of the State of Delaware for the sole purpose of co-issuing the Senior CDO Bonds.

All of the ordinary shares of the Issuer, except for one ordinary share which is owned by [DEBI Reliance, Inc.], are owned by [the Depositor]. All of the outstanding shares of the Co-Issuer are owned by [the Depositor].

The Issuer will not have any assets other than the Collateral Securities, the Hedge Agreements and certain accounts holding the proceeds of the foregoing. The Collateral Securities, the Hedge Agreements, the accounts holding the proceeds of the foregoing and the rights of the Issuer under the Collateral Administration Agreement entered into in connection with the contemplated transaction (the “Collateral Administration Agreement”) will be pledged to the Trustee as security for the Issuer’s obligations under the CDO Bonds and under the Hedge Agreements.

The Co-Issuer will not have any assets (other than its $100 of equity capital) and will not pledge any assets to secure the CDO Bonds. The Co-Issuer will have no claim against the Issuer in respect of the Collateral Securities or otherwise.

The Collateral Administrator                                         Certain administrative and monitoring functions with respect to the Collateral Securities will be performed by [Lennar Partners, Inc.], a Florida corporation (in such capacity, the “Collateral Administrator”). [Lennar Partners, Inc.] is indirectly owned by [LNR Property Corporation, a publicly traded (NYSE: LNR) Delaware corporation] and an affiliate of the Sponsor, the Seller, the Co-Issuers, [DEBI Reliance, Inc.] and [the Depositor].

Trustee                                                                                                                                                       The Trustee will be [LaSalle Bank National Association], a national banking association. LaSalle Bank National Association  will also be appointed as transfer agent, authenticating agent and note registrar under the.  [LaSalle Bank National Association] also acts as trustee on [    ] of the [    ] issues of Initial Collateral Securities.

Servicer                                                                                                                                                     [to come]

Depositor                                                                                                                                           The Initial Collateral Securities will be acquired by the Issuer from Nemean Portfolio Depositor, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Depositor”).  Nemean Portfolio Depositor, Ltd. Is wholly owned by [                        ] and affiliate of [                            ].

Seller                                                                                                                                                                   The Initial Collateral Securities will be acquired by the Depositor from [Delaware Bonds Holdings, Inc.], a Delaware Corporation (the “Seller”). [Delaware Bonds Holdings, Inc. is wholly owned by the Sponsor and an affiliate of the Collateral Administrator, [the Depositor], [the Co-Issuers] and  DEBI Reliance, Inc.]

Sponsor                                                                                                                                                   Certain Collateral Securities will be acquired by the Seller from [Delaware Securities Holdings, Inc., a Delaware corporation] (the “ Sponsor”).  In addition, the Sponsor will make certain representations and warranties with respect to the Initial Collateral Securities and any Additional B Note Certificates. The Sponsor is an affiliate of [LNR Property Corporation, the Collateral Administrator, the Seller, [the Depositor,] the Co-Issuers and  DEBI Reliance, Inc.]

Irish Listing and Paying Agent                            [NCB Stockbrokers Limited] will be the listing and paying agent in Ireland with respect to the CDO Bonds (the “ Irish Listing and Paying Agent”) with an office in Dublin, Ireland.

CDO Bonds Issuance Date                                               It is anticipated that the date of issuance of the CDO Bonds will occur on or about [                            ] (the “CDO Bond Issuance Date”).

Security for the CDO Bonds                                           The CDO Bonds will be secured by a portfolio initially comprised of the Initial Collateral Securities consisting of [    ] classes of CMBS Securities in [    ] issues having an aggregate principal balance of approximately $[                          ] and [      ] Initial B Note Certificates (ii) the Hedge Agreements and (iii) certain accounts holding the proceeds of the foregoing. The Initial Collateral Securities together with the Additional B Note Certificates described below are collectively referred to herein as the “Collateral Securities.”

During the period beginning on the [                          ] and ending on [                          ], the Issuer shall purchase additional REMIC certificates representing an interest in subordinate promissory notes secured by commercial mortgaged properties (“Additional B Note Certificates”) with principal proceeds received from the Initial B Note Certificates. The Additional B Note Certificates will, after giving effect to the grant of such securities to the Issuer, be required to conform to the B Note Collateral Tests described in the Term Sheet.

The Offering                                                                                                                            The Senior CDO Bonds will be offered to certain persons in offshore transactions in reliance on Regulation S under the Securities Act and in the United States to (i) “Qualified Institutional Buyers” (as such term is defined in Rule 144A under the

Securities Act (“ Rule 144A”)) who are also “qualified purchasers” for purposes of the 1940 Act (“Qualified Purchasers”), in reliance on the exemption from registration under Rule 144A or (ii) “Accredited Investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act (“Institutional Accredited Investors”) who are also Qualified Purchasers.

Form, Registration and

Transfer of Senior CDO Bonds                             The Senior CDO Bonds sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by temporary global notes in fully registered form without interest coupons (each, a “Temporary Regulation S Global Note”), which will be exchangeable for one or more permanent global notes in fully registered form without interest coupons (each, a “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”) as described herein. The Regulation S Global Notes will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“ DTC”) for the respective accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Bank, société anonyme (“Clearstream”). Beneficial interests in a Regulation S Global Note may be held only through Euroclear or Clearstream at any time and may be transferred to a person who takes delivery in the form of an interest in a Rule 144A Global Note or a certificated note (in the case of a transfer to an Institutional Accredited Investor) only upon receipt by the Trustee of (i) in the case of a transfer in reliance on Rule 144A, a written certification from the transferor to the effect that, among other things, the transfer is being made to a person whom the transferor reasonably believes is a Qualified Institutional Buyer within the meaning of

Rule 144A under the Securities Act who is also a Qualified Purchaser for purposes of the 1940 Act or (ii) in the case of a transfer to an Institutional Accredited Investor, a written certification from the transferee to the effect that, among other things, the transfer is being made to an Accredited Investor within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act who is also a Qualified Purchaser for purposes of the 1940 Act, and in each case, only in denominations greater than or equal to the minimum denominations applicable to interests in a Rule 144A Global Note or a certificated note, as applicable. Beneficial interests in a Regulation S Global Note may not be held by a U.S. Person or U.S. Resident at any time.

The Senior CDO Bonds sold in reliance on Rule 144A will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each, a “ Rule 144A Global Note”) deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC.  DTC will credit the account of each of its Participants with the note balance of the Senior CDO Bonds being purchased by or through the Participant. Beneficial interests in a Rule 144A Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect Participants. Beneficial interests in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note or a certificated note (in the case of a transfer to an Institutional Accredited Investor) only upon receipt by the Trustee of (i) in the case of a transfer in reliance on Regulation S, a written certification from the transferor to the effect that the transfer is being made to a non-U.S. Person and non-U.S. Resident and in accordance with Regulation S or (ii) in the case of a transfer to an Institutional Accredited Investor, a written certification from the transferee to the effect that, among other things, the transfer is being made to an Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act who is also a Qualified Purchaser for purposes of the 1940 Act.

The Senior CDO Bonds sold to Institutional Accredited Investors will be represented by one or more physical notes and will be registered in the name of the purchaser. Beneficial interests in the certificated notes may be transferred to a person who takes delivery in the form of an interest in a Rule 144A Global Note or to a person who takes delivery in the form of an interest in a Regulation S Global Note only upon receipt by the Trustee of (i) in the case of a transfer in reliance on Rule 144A, a written certification from the transferor to the effect that the transfer is being made to a person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A who is also a Qualified Purchaser or (ii) in the case of a transfer in reliance on Regulation S, a written certification to the effect that the transfer is being made to a non-U.S. Person and non-U.S. Resident in accordance with Regulation S under the Securities Act.

Transfers of interests in the Senior CDO Bonds are subject to certain restrictions. Each purchaser of Senior CDO Bonds in making its purchase will be deemed to have made (or in the case of any Senior CDO Bond sold to Institutional Accredited Investors will make) certain acknowledgments, representations and agreements.

Minimum Denominations

of the Senior CDO Bonds                                                         $[100,000] (or such other amount as the Issuer may agree) and integral multiples of

$1 in excess thereof in each case with respect to interests in a Rule 144A Global Note, a certificated note or a Regulation S Global Note.

The Hedge Agreements                                                                 On or before the CDO Bond Issuance Date, the Issuer will enter into one or more hedge agreements (each a “ Hedge Agreement” and collectively, the “ Hedge Agreements”) with [Deutsche Bank AG, New York Branch] (the “ Hedge Counterparty”) or any other institution or institutions permitted to be a counterparty to a Hedge Agreement in accordance with the terms of the Indenture in order to mitigate the risks of an interest rate mismatch that may arise as a result of the fact that, while the Floating Rate CDO Bonds bear interest at a rate that is based on LIBOR, the Collateral Securities all bear interest at fixed rates or at rates that are derived from fixed rates on the Mortgage Loans.

Interest Payments                                                                                                The “ Bond Rate” for each class of Floating Rate CDO Bonds will be a floating per annum rate equal to one-month LIBOR plus a specified percentage and with respect to the Fixed Rate CDO Bonds, a per annum rate equal to a specified percentage.

Interest on the Floating Rate CDO Bonds will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period. Interest on the Fixed Rate CDO Bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the CDO Bonds will be payable monthly in arrears on the Payment Date in each month, and at maturity, commencing in [                  ]. The “ Payment Date” in each month is the [      ]  day of such month or, if the [      ] day of such month is not a Business Day, the next Business Day. “Business Day” means any day other than

(i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, in Chicago, Illinois, Dublin, Ireland (so long as any of the Senior CDO Bonds are listed on the Irish Stock Exchange), the Cayman Islands, or if there is a successor Trustee, in the city where the Corporate Trust Office of the successor Trustee is located, or, for final payment of principal, in the relevant place of presentation, are not open for business.

The interest that will be payable on the CDO Bonds of each class on each Payment Date will be the interest that has accrued during the related Interest Accrual Period on the CDO Bond Balance of such CDO Bonds as of the immediately preceding Payment Date (after giving effect to any payments of principal on such preceding Payment Date). With respect to each Payment Date, the “ Interest Accrual Period” will be (i) with respect to the Floating Rate CDO Bonds, the period commencing on and including the [    ]  day of the month preceding such Payment Date (or in the case of the first Payment Date, commencing on and including the CDO Bond Issuance Date) to but excluding the [      ] day of the current month, and (ii) with respect to the Fixed Rate CDO Bonds, the preceding calendar month. Interest payments on the CDO Bonds will be distributed, subject to the Available Distribution Amount (as such term will be defined in the Transaction Documents), in accordance with the priority of payments set forth in the Transaction Documents. Interest payments will not be paid to a class of CDO Bonds from the Available Distribution Amount on any Payment Date until all classes senior thereto have received the interest payable thereon (including default interest and deferred interest) on such Payment Date and until the most senior class of CDO Bonds then outstanding has received the payments of principal due to such class on such Payment Date.

So long as a more senior class of CDO Bonds is outstanding, if funds are not available to pay interest on certain classes of CDO Bonds that are subordinate to such senior class, such lack of funds will not be an Event of Default under the Indenture and such interest will be “Deferred Interest”.

Deferred Interest will accrue interest, compounded monthly on each Payment Date, at the respective CDO Bond Rate for such class of CDO Bonds

Principal Repayment                                                                                   Generally, on each Payment Date principal payments on the CDO Bonds will be made from the Available Distribution Amount in an amount up to the Principal Proceeds received during the related Due Period (as such term will be defined in the Transaction Documents) to be applied to each class of CDO Bonds in alphabetical order, in each case until the CDO Bond Balance of such class of CDO Bonds has been repaid in full.

In addition, on any Payment Date on which certain Coverage Tests (as such term will be defined in the Transaction Documents) are not satisfied, the CDO Bonds may be subject to mandatory redemption until the applicable Coverage Test is satisfied or the CDO Bonds have been paid in full.

The “CDO Bond Balance” of any class of CDO Bonds or individual CDO Bond as of any date of determination means the aggregate of the original principal balance of such class of CDO Bonds or individual CDO Bond less any amounts of principal previously paid in respect of such class of CDO Bonds or individual CDO Bond.

Legal Final Maturity Date                                                        The most senior class of CDO Bonds will mature on the Payment Date in [                ]

and each other class of CDO Bonds will mature on the Payment Date in [                      ] (as applicable, the “Legal Final Maturity Date”), in each case unless repaid or redeemed prior to the applicable Legal Final Maturity Date. If any of the most senior class of CDO Bonds are outstanding three months prior to the Legal Final Maturity Date of such class and the Trustee determines that such CDO Bonds will not be paid in full on or prior to such Legal Final Maturity Date, the Trustee will be required to dispose of the Collateral Securities to the extent necessary to pay the outstanding CDO Bond Balance of the most senior class of CDO Bonds plus accrued and unpaid interest thereon (including Default Interest and interest on Default Interest) on the Legal Final Maturity Date of such class as provided in the Indenture. It is expected that the principal of the CDO Bonds will be repaid earlier than their respective Legal Final Maturity Date.

Expected Final Payment Dates                                The Expected Final Payment Date of the CDO Bonds was calculated based on the assumption that there will be (i) no prepayments on the mortgage loans underlying the Collateral Securities (the “Mortgage Loans”) (other than mortgage loans that are anticipated repayment date loans (the “ARD Loans”), which are assumed to be repaid on their anticipated repayment dates), and (ii) no defaults or delinquencies on the Mortgage Loans, and on other modeling assumptions. The rate of principal payments on the CDO Bonds will depend on, among other things, the rate of principal distributions on the Collateral Securities (which in turn will depend on the rate of principal payments (including prepayments) on the Mortgage Loans), whether any Collateral Securities become Impaired Securities (as such term will be defined in the Transaction Documents) and are sold, whether the CDO Bonds are redeemed in a Redemption and whether or not the Coverage Tests are satisfied on each Payment Date. The actual maturity dates of the CDO Bonds, and their weighted average lives, may occur earlier or later than their Expected Final Payment Dates depending on the foregoing and other factors.

Redemption                                                                                                                                The CDO Bonds will be redeemed by the Issuer (an “ Optional Redemption”) at the direction of the Collateral Administrator, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate principal balance of the Collateral Securities is equal to or less than 10% of the aggregate principal balance of the Collateral Securities as of the CDO Bond Issuance Date (the “Optional Redemption Date”). In addition, if a Withholding Tax Event (as such term will be defined in the Transaction Documents) occurs, the CDO Bonds will be redeemed, in whole but not in part (a “Tax Redemption”), by the Issuer at the direction of the holders of a majority of the Preferred Shares, on any Payment Date on which such Withholding Tax Event is continuing (each, a “Tax Redemption Date” and, collectively with the Optional Redemption Date, the “Redemption Dates”). If the Collateral Administrator or the holders of a majority of the Preferred Shares direct the Issuer to redeem the CDO Bonds in connection with an Optional Redemption or a Tax Redemption, the Collateral Administrator or such holders of a majority of the Preferred Shares, or their assignee, will be required to purchase the Collateral Securities on or before the related Optional Redemption Date or Tax Redemption Date, as applicable.

Ratings                                                                                                                                                       It is a condition to the issuance of the CDO Bonds that each class be rated be rated investment grade or above by at least one of any of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a

division of the McGraw-Hill Companies, Inc. or Fitch Ratings.

Governing Law                                                                                                               The CDO Bonds, the Indenture, the Collateral Administration Agreement and the Hedge Agreements will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Listing and Trading                                                                                       Application will be made to the Irish Stock Exchange for the Senior CDO Bonds to be admitted to the Daily Official List. There can be no assurance that such listing will be obtained. There is currently no market for the Senior Notes and there can be no assurance that such a market will develop even if such listing is obtained.

Legal Investment                                                                                                    The CDO Bonds will not be “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 (“ SMMEA”).  The appropriate characterization of the CDO Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the CDO Bonds, may be subject to significant interpretative uncertainties.  In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of securities.

Certain Tax Considerations                                                The Issuer generally expects not to be subject to United States federal withholding tax (provided certain tax representations are made) or income tax on interest income (including original issue discount) or gain from the Collateral Securities.

The CDO Bonds will be treated as debt to a Noteholder other than the owner of all of the equity of the Issuer for United States federal income tax purposes.

A Non-U.S. holder that has no connection with the United States other than holding its Senior CDO Bond should not be subject to United States federal withholding tax or income tax on payments of principal and interest (including original issue discount) in respect of a CDO Bond provided certain tax representations are made).

Certain ERISA Considerations                             By its purchase of any Senior CDO Bond, each purchaser thereof will represent, warrant and covenant or be deemed to have represented, warranted and covenanted either that (A) it is not, and is not purchasing such Senior CDO Bond on behalf of, as a fiduciary of, as trustee of, or with Plan Assets of, a Benefit Plan Investor or (B)(i) such Senior CDO Bond is rated investment grade or better as of the date of the purchase, (ii) it believes that such Senior CDO Bond is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Senior CDO Bond, (iii) none of the Co-Issuers, the Initial Purchasers, the Collateral Administrator, the Sponsor, the Trustee, the Seller, the Depositor, any provider of credit support or any of their affiliates has investment authority with respect to any Plan Assets of the purchaser and (iv) its acquisition, holding and disposition of such Senior CDO Bond will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law).

EXHIBIT D

INDEMNIFICATION PROVISIONS

Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Commitment Letter dated September 21, 2004 (the “Commitment Letter”) from Deutsche Bank AG (together with its affiliates, “DB”), Deutsche Bank Securities Inc. and Goldman Sachs Mortgage Company (together with its affiliates, “Goldman”) to Cerberus Capital Management, L.P. and Blackacre Institutional Capital Management, LLC (collectively, “Sponsor”) of which these Indemnification Provisions form an integral part.

To the fullest extent permitted by applicable law, Sponsor agrees that it will, and will use commercially reasonable efforts to cause each of the other Borrower Parties, jointly and severally, to indemnify and hold harmless each of the Initial Lenders, the Lenders, the Arranger, the Syndication Agent, and Agent, each other DB Party and each other Goldman Party, and their affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws) (all of the foregoing, collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, including, but not limited to, reasonable attorneys fees and legal costs, expenses and disbursements incurred in respect of any and all actions, suits, proceedings and investigations, directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (i) the Facilities, (ii) the Commitment Letter and the Fee Letters, or (iii) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any filing with any governmental agency or similar statements or omissions in or from any information furnished by the Sponsor or any of the other Borrower Parties  to any of the Indemnified Persons or any other person in connection with, and to the extent required by, the Facilities or the Commitments; provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement incurred by an Indemnified Person to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Person.

These Indemnification Provisions shall be in addition to any liability which the Sponsor, the Borrower, the Guarantors, or any other Borrower Party may have to the Indemnified Persons.

If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Persons proposes to demand indemnification, they shall notify Sponsor with reasonable promptness; provided, however, that any failure by any of the Indemnified Persons to so notify Sponsor shall not relieve Sponsor or any Borrower Party from its obligations hereunder. The Initial Lenders, on behalf of the Indemnified Persons, shall have the right to retain counsel of their choice to represent the Indemnified Persons, and Sponsor shall, or shall use commercially reasonable efforts to cause the Borrower Parties, jointly and severally, to pay the reasonable fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Sponsor and Borrower Parties and any counsel designated by Sponsor or Borrower Parties.  Without the prior written consent of the Initial Lenders, Sponsor shall not, and shall not permit any of the Borrower Parties to, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of an unconditional and irrevocable release from all liability in respect of such claim.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Sponsor shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of (i) the Sponsor, Holdco and the Acquired Business and their respective affiliates, stockholders, partners or other equity holders on the one hand and (ii) such Indemnified Person on the other hand in the matters contemplated by the Letters as well as the relative fault of (i) the Sponsor, Holdco and the Acquired Business and their respective affiliates, stockholders, partners or other equity holders and (ii) such Indemnified Person with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Sponsor under this paragraph shall be in addition to any liability which the Sponsor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Persons, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Sponsor and the Indemnified Persons.  The Sponsor also agree that no Indemnified Person shall have any liability to the Sponsor, Holdco or the Acquired Business or any person asserting claims on behalf of or in right of the Sponsor, Holdco or the Acquired Business or any other person in connection with or as a result of either this arrangement or any matter referred to in the Commitment Letter and the Fee Letters; except in the case of the Sponsor to the extent that any losses, claims, damages, liabilities or expenses incurred by the Sponsor or its respective affiliates, stockholders, partners or other equity holders been found by a final, non-appealable judgment of a court to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Person; provided however that in no event shall any Indemnified Person have any liability for any indirect, consequential or punitive damages in connection with or as a result of any Indemnified Person’s activities under the Commitment Letter and the Fee Letters.

Neither expiration nor termination of the Commitments shall affect these Indemnification Provisions which shall then remain operative and in full force and effect, but shall be subject to the last sentence of Section 6 of the Commitment Letter.

SCHEDULE I

SCHEDULE OF COLLATERAL SECURITIES